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                                 LOAN AGREEMENT


                          Dated as of November 26, 2002


                                  By and Among

                     SOLOMONS BEACON INN LIMITED PARTNERSHIP
                                ("Fee Borrower")

                               TRS SUBSIDIARY, LLC
                             ("Leasehold Borrower")

                               together, Borrowers


                                       And


                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                                    as Lender

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

                                TABLE OF CONTENTS

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1.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION ...........................      1
    1.1    Specific Definitions .......................................      1
    1.2    Index of Other Definitions .................................     11
    1.3    Principles of Construction .................................     13

2.  GENERAL LOAN TERMS ................................................     13
    2.1    The Loan ...................................................     13
    2.2    Interest; Monthly Payments. ................................     13
           2.2.1    Generally .........................................     13
           2.2.2    Default Rate ......................................     14
           2.2.3    Taxes .............................................     14
           2.2.4    New Payment Date ..................................     14

    2.3    Loan Repayment. ............................................     14
           2.3.1    Repayment .........................................     14
           2.3.2    Mandatory Prepayments .............................     15
           2.3.3    Defeasance ........................................     15
           2.3.4    Optional Prepayments ..............................     18

    2.4    Release of Properties ......................................     18
           2.4.1    Release on Defeasance .............................     18
           2.4.2    Sale of Properties ................................     18
           2.4.3    Release on Payment in Full ........................     19

    2.5    Substitution of Properties .................................     19
           2.5.1    Substitution of Collateral Properties .............     19
           2.5.2    Substitution of Defeasance Collateral .............     22

    2.6    Payments and Computations ..................................     23
           2.6.1    Making of Payments ................................     23
           2.6.2    Computations ......................................     23
           2.6.3    Late Payment Charge ...............................     23

3.  CASH MANAGEMENT AND RESERVES ......................................     23
    3.1    Cash Management Arrangements ...............................     23
    3.2    Required Repairs. ..........................................     24
           3.2.1    Completion of Required Repairs ....................     24
           3.2.2    Required Repairs Reserves .........................     24
           3.2.3    Required Repairs Letter of Credit .................     24
           3.2.4    Environmental Remediation Reserves ................     25

    3.3    Taxes and Insurance ........................................     26
           3.3.1    Tax and Insurance Subaccount ......................     26
           3.3.2    Tax and Insurance Letter of Credit ................     26
    3.4    Capital Expense Reserves ...................................     27
           3.4.1    Capital Reserve Subaccount ........................     27
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           3.4.2    Capital Expenses Letter of Credit .................      28
    3.5    Seasonal Working Capital Reserves ..........................      29
           3.5.1    Seasonal Capital Reserve Subaccount ...............      29
           3.5.2    Seasonal Working Capital Letter of Credit .........      29
    3.6    Operating Expense Subaccount ...............................      30
    3.7    Casualty/Condemnation Subaccount ...........................      30
    3.8    Ground Rent Subaccount .....................................      30
    3.9    Security Deposits ..........................................      31
    3.10   Grant of Security Interest; Application of Funds ...........      31
    3.11   Property Cash Flow Allocation. .............................      32
    3.12   Provisions Regarding Letters of Credit .....................      33
           3.12.1   Letters of Credit Generally .......................      33
           3.12.2   Security for Debt .................................      33
           3.12.3   Additional Rights of Lender .......................      33

4.  REPRESENTATIONS AND WARRANTIES ....................................      34
    4.1    Organization; Special Purpose ..............................      35
    4.2    Proceedings; Enforceability ................................      35
    4.3    No Conflicts ...............................................      35
    4.4    Litigation .................................................      35
    4.5    Agreements .................................................      35
    4.6    Title ......................................................      36
    4.7    No Bankruptcy Filing .......................................      36
    4.8    Full and Accurate Disclosure ...............................      36
    4.9    Tax Filings ................................................      37
    4.10   No Plan Assets .............................................      37
    4.11   Compliance .................................................      37
    4.12   Contracts ..................................................      38
    4.13   Federal Reserve Regulations; Investment Company Act ........      38
    4.14   Easements; Utilities and Public Access .....................      38
    4.15   Physical Condition .........................................      38
    4.16   Leases .....................................................      39
    4.17   Fraudulent Transfer ........................................      39
    4.18   Ownership of Borrower ......................................      39
    4.19   Purchase Options ...........................................      40
    4.20   Management Agreement .......................................      40
    4.21   Hazardous Substances .......................................      40
    4.22   Name; Principal Place of Business ..........................      40
    4.23   Other Debt .................................................      41
    4.24   Franchise Agreements .......................................      41
    4.25   Operating Lease ............................................      41
    4.26   Ground Lease ...............................................      41

5.  COVENANTS .........................................................      41
    5.1    Existence ..................................................      41
    5.2    Taxes and Other Charges ....................................      41
    5.3    Access to Properties .......................................      42

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    5.4    Repairs; Maintenance and Compliance; Alterations. .............  42
           5.4.1  Repairs; Maintenance and Compliance ....................  42
           5.4.2  Alterations ............................................  42
    5.5    Performance of Other Agreements ...............................  43
    5.6    Cooperate in Legal Proceedings ................................  43
    5.7    Further Assurances ............................................  43
    5.8    Environmental Matters. ........................................  43
           5.8.1  Hazardous Substances ...................................  43
           5.8.2  Environmental Monitoring ...............................  44
    5.9    Title to the Properties .......................................  45
    5.10   Leases. .......................................................  45
           5.10.1 Generally ..............................................  45
           5.10.2 Material Leases ........................................  45
           5.10.3 Minor Leases ...........................................  46
           5.10.4 Additional Covenants with respect to Leases ............  46
    5.11   Estoppel Statement ............................................  47
    5.12   Property Management. ..........................................  47
           5.12.1 Management Agreement ...................................  47
           5.12.2 Termination of Manager .................................  47
    5.13   Special Purpose Bankruptcy Remote Entity ......................  48
    5.14   Assumption in Non-Consolidation Opinion .......................  48
    5.15   Change In Business or Operation of Properties .................  48
    5.16   Debt Cancellation .............................................  48
    5.17   Affiliate Transactions ........................................  48
    5.18   Zoning ........................................................  48
    5.19   No Joint Assessment ...........................................  48
    5.20   Principal Place of Business ...................................  48
    5.21   Change of Name, Identity or Structure .........................  49
    5.22   Indebtedness ..................................................  49
    5.23   Licenses ......................................................  49
    5.24   Compliance with Restrictive Covenants, Etc. ...................  49
    5.25   ERISA. ........................................................  49
    5.26   Prohibited Transfers ..........................................  50
           5.26.1 Generally ..............................................  50
           5.26.2 Transfer and Assumption ................................  50
    5.27   Liens .........................................................  52
    5.28   Dissolution ...................................................  52
    5.29   Expenses ......................................................  52
    5.30   Indemnity .....................................................  52
    5.31   Franchise Agreements ..........................................  53
    5.32   Operating Lease ...............................................  54
    5.33   Ground Lease. .................................................  54
           5.33.1 ........................................................  54
           5.33.2 ........................................................  55

6.  NOTICES AND REPORTING ................................................  55
    6.1    Notices .......................................................  55
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    6.2    Borrower Notices and Deliveries ................................    55
    6.3    Financial Reporting. ...........................................    56
           6.3.1    Bookkeeping ...........................................    56
           6.3.2    Annual Reports ........................................    56
           6.3.3    Monthly Reports .......................................    57
           6.3.4    Other Reports .........................................    57
           6.3.5    Annual Budget .........................................    57
           6.3.6    Breach ................................................    58
           6.3.7    Hotel Accounting ......................................    58

7.  INSURANCE; CASUALTY; AND CONDEMNATION .................................    58
    7.1    Insurance. .....................................................    58
           7.1.1    Coverage ..............................................    58
           7.1.2    Policies ..............................................    60
           7.1.3    Modification of Insurance Requirements ................    61
    7.2    Casualty. ......................................................    61
           7.2.1    Notice; Restoration ...................................    61
           7.2.2    Settlement of Proceeds ................................    62
    7.3    Condemnation. ..................................................    62
           7.3.1    Notice; Restoration ...................................    62
           7.3.2    Collection of Award ...................................    62
    7.4    Application of Proceeds or Award. ..............................    63
           7.4.1    Application to Restoration ............................    63
           7.4.2    Application to Debt ...................................    63
           7.4.3    Procedure for Application to Restoration ..............    64
           7.4.4    Ground Lease ..........................................    64

8.  DEFAULTS ..............................................................    64
    8.1    Events of Default ..............................................    64
    8.2    Remedies. ......................................................    67
           8.2.1    Acceleration ..........................................    67
           8.2.2    Remedies Cumulative ...................................    67
           8.2.3    Severance .............................................    67
           8.2.4    Delay .................................................    68
           8.2.5    Lender's Right to Perform .............................    68

9.  SPECIAL PROVISIONS ....................................................    68
    9.1    Sale of Note and Secondary Market Transaction. .................    68
           9.1.1    General; Borrower Cooperation .........................    68
           9.1.2    Use of Information ....................................    69
           9.1.3    Borrower Obligations Regarding Disclosure Documents ...    69
           9.1.4    Borrower Indemnity Regarding Filings ..................    70
           9.1.5    Indemnification Procedure .............................    70
           9.1.6    Contribution ..........................................    71
           9.1.7    Rating Surveillance ...................................    71
           9.1.8    Severance of Loan .....................................    71

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10.  MISCELLANEOUS .....................................................   72
     10.1   Exculpation ................................................   72
     10.2   Brokers and Financial Advisors .............................   73
     10.3   Retention of Servicer ......................................   73
     10.4   Survival ...................................................   74
     10.5   Lender's Discretion ........................................   74
     10.6   Governing Law. .............................................   74
     10.7   Modification, Waiver in Writing ............................   75
     10.8   Trial by Jury ..............................................   75
     10.9   Headings/Exhibits ..........................................   76
     10.10  Severability ...............................................   76
     10.11  Preferences ................................................   76
     10.12  Waiver of Notice ...........................................   76
     10.13  Remedies of Borrower .......................................   76
     10.14  Prior Agreements ...........................................   77
     10.15  Offsets, Counterclaims and Defenses ........................   77
     10.16  Publicity ..................................................   77
     10.17  No Usury ...................................................   77
     10.18  Conflict; Construction of Documents ........................   78
     10.19  No Third Party Beneficiaries ...............................   78
     10.20  Yield Maintenance Premium ..................................   78
     10.21  Assignment .................................................   78
     10.22  Cross Default; Cross Collateralization .....................   78
     10.23  Joint and Several ..........................................   79
     10.24  Set-Off ....................................................   79
     10.25  Counterparts ...............................................   79



Schedule 1  - Location of Properties/Allocated Loan Amounts
Schedule 2  - Required Repairs
Schedule 3  - Exceptions to Representations and Warranties
Schedule 4  - Organization of Borrower
Schedule 5  - Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6  - Seasonal Working Capital Reserve Subaccount Payments
Schedule 7  - Franchise Agreements
Schedule 8  - Approved Franchisors
Schedule 9  - Approved Managers
Schedule 10 - Existing Environmental Conditions

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                                 LOAN AGREEMENT

     LOAN AGREEMENT dated as of November 26, 2002 (as the same may be modified, supplemented, amended or otherwise changed, this "Agreement") by and among SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership ("Fee Borrower") and TRS SUBSIDIARY, LLC, a Delaware limited liability company ("Leasehold Borrower", and together with Fee Borrower, each, a "Borrower" and, collectively together with their respective permitted successors and assigns, "Borrowers"), and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, "Lender").

1.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     1.1 Specific Definitions. The following terms have the meanings set forth below:

          Acceptable Appraisal: an appraisal of a Property or a proposed Substitute Property that is (i) dated not more than 120 days prior to the applicable Substitution Date, (ii) signed by a qualified, independent MAI appraiser engaged by Lender, with no interest, direct or indirect, in the Loan, any Property or the proposed Substitute Property, and whose compensation is not affected by the Appraised Value, (iii) addressed to Lender and its successors and assigns and (iv) made in compliance with the requirements of the Federal National Mortgage Association Company or Federal Home Loan Mortgage Corporation, or any successor thereto, and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder.

          Actual Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the Actual Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

          Actual Net Operating Income: for any period, the actual cash flow of the Properties determined on a cash basis of accounting, after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement, and without giving credit for non-recurring items of income.

          Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

          Allocated Environmental Remediation Amount: with respect to each Property at which there is an Existing Environmental Condition, the amount set forth with respect to such Property on Schedule 10.

          Allocated Loan Amount: with respect to each Property, the amount set forth with respect to such Property on Schedule 1.

          Appraised Value: the fair market value of a Property or a proposed Substitute Property reflected in an Acceptable Appraisal.

     Approved Bank shall mean a bank or other financial institution, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch and S&P and "Aa3" by Moody's, and, as of the date hereof, shall mean and include US Bank NA, so long as the long term unsecured debt obligations of US Bank NA are rated at least "A+" by S&P and Fitch and "Aa2" by Moody's.

     Approved Capital Expenses: Capital Expenses incurred by a Borrower, provided that during a Cash Management Period, such Capital Expenses shall either be (i) included in the Approved Capital Budget for the Property owned or leased by such Borrower for the current calendar month or (ii) approved by Lender.

     Approved Franchisor: shall mean a nationally recognized hotel franchisor with a net worth and financial rating equal to or greater than the net worth and financial rating of the hotel franchisor with respect to the applicable Property as of the Closing Date. Examples of hotel franchisors that would qualify on the date hereof (but provided that such franchisors are subject to review by Lender at the time of any proposed replacement) are listed on Schedule 8.

     Approved Manager: shall mean a hotel management company (i) with a net worth and financial rating, as determined by Lender in its reasonable discretion, equal to or greater than the net worth and financial rating of the Manager of the applicable Property as of the Closing Date, (ii) having at least five (5) years' experience in the management of hotels similar in size to the Property or the portfolio of Properties, as applicable, and (iii) not the subject of a bankruptcy or similar insolvency proceeding. Examples of hotel management companies that would qualify on the date hereof (but provided that such management companies are subject to review by Lender at the time of any proposed replacement) are listed on Schedule 9.

     Approved Operating Expenses: during a Cash Management Period, operating expenses incurred by a Borrower which (i) are included in the Approved Operating Budget for the Property owned or leased by such Borrower for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to such Property or (iii) have been approved by Lender.

     Available Cash: the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (vii) of Section 3.11(a).

     Borrower Representative: collectively, Fee Borrower Representative and Leasehold Borrower Representative.

     Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

     Calculation Date: the last day of each calendar quarter during the Term.

     Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

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     Cash Management Period: shall commence upon Lender giving notice to the
Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) an Event of Default, or (iii) if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.20:1; and shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and (A) with respect for the matters described in clause (ii) above, such Event of Default has been cured and no other Event of Default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, Lender has determined that the Properties have achieved a Debt Service Coverage Ratio of at least 1.20:1 for two consecutive Calculation Dates.

     Clearing Bank: US Bank National Association, or such other bank as selected by Borrowers and approved by Lender pursuant to the Clearing Account Agreement.

     Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     Control: with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

     Debt: the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

     Debt Service: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period.

     Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

     Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

     Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Interest Rate, compounded monthly.

     Defeasance Collateral: U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Stated Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

     Defeasance Percentage: the percentage derived by dividing, (i) in the case of an initial Partial Defeasance, the original principal amount of the Defeased Note by the original

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principal amount of the Note or (ii) in the case of a subsequent Defeasance, the amount of the subsequent Defeased Note by the original principal amount of its corresponding Undefeased Note.

     Deposit Bank: Wachovia Bank, National Association, or such other bank or depository selected by Lender in its discretion.

     Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

     Environmental Report: each or collectively, the Coralville Environmental Report, the Morgantown Environmental Report and the Solomons Environmental Report

     ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

     ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrowers (or any Borrower), are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

     Existing Environmental Conditions: those certain environmental conditions at certain Properties, all as more particularly described on Schedule 10.

     Fee Borrower Representative: Solomons GP, LLC, a Delaware limited liability company.

     Franchise Agreements: The franchise agreements identified on Schedule 7, as the same may from time to time be amended, supplemented, replaced with the consent of the Lender or replaced in accordance with their Agreement, pursuant to which a Borrower has the right to operate the hotel on each Property under a name and hotel system controlled by the applicable franchisor.

     GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

     Guarantor: Humphrey Hospitality Trust, Inc, a Virginia corporation.

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     Ground Lease: the Lease dated November 23, 1992, between J. Kendrick
Williams, Bishop of the Roman Catholic Diocese of Lexington, as landlord, and Fee Borrower, as tenant.

     Interest Period: (i) the period from the date hereof through the first day thereafter that is the last day of a calendar month and (ii) each period thereafter from the 1/st/ day of each calendar month through the last day of each such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

     Interest Rate: a rate of interest equal to 7.50% per annum (or, when applicable pursuant to this Note or any other Loan Document, the Default Rate).

     Key Principal(s): Humphrey Hospitality Trust, Inc, a Virginia corporation.

     Leases: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or the Improvements relating thereto, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

     Leasehold Borrower Representative: TRS Leasing, Inc., a Virginia corporation.

     Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property.

     Letter of Credit: shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank.

     Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of any Property or any interest therein, or any direct or indirect interest in any Borrower or any Borrower Representative, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the

Loan, including the following, each of which is dated as of the date hereof: (i) the Note or Notes made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the "Note"), (ii) each Mortgage, Assignment of Leases and Rents and Security Agreement made by a Borrower (or the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by a Borrower to a trustee, as the case may be) in favor of Lender which covers the Property owned or leased by such Borrower (collectively, the "Mortgages"), (iii) each Assignment of Leases and Rents from a Borrower to Lender, (iv) each Assignment of Agreements, Licenses, Permits and Contracts from a Borrower to Lender, (v) the Subordination and Security Agreement from Leasehold Borrower to Lender (the "Security Agreement"), (vi) the Consent, Subordination and Agreement of Manager among each Borrower, Manager and Lender (the "Manager Agreement"), (vii) the Blocked Account Control Agreement (the "Clearing Account Agreement") among each Borrower, Lender, Manager and the Clearing Bank, (viii) the Deposit Account Agreement (the "Deposit Account Agreement") among Borrowers, Lender, Manager and the Deposit Bank, (ix) the Guaranty of Recourse Obligations made by Guarantor and (x) the Pledge and Security Agreement made by any Borrower Representative in favor of Lender; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

     Management Agreement: the management agreement between a Borrower and Manager, pursuant to which Manager is to manage the Property owned by such Borrower, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12.

     Manager: Humphrey Hospitality Management, Inc., a Maryland corporation, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12.

     Material Alteration: any alteration affecting structural elements of a Property the cost of which exceeds $250,000; provided, however, if such alteration is required pursuant to the applicable Franchise Agreement, such alteration shall not be a Material Alteration unless the cost of such alteration exceeds $500,000; provided further, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

     Material Lease: the Operating Lease and all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) cover more than 1,500 square feet of the Improvements at any Property, or (ii) constitute more than 5.0% of the total annual Rents for such Property.

     Maturity Date: the date on which the final payment of principal of the Note (or the Defeased Note, if applicable) becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

     Minor Lease: any Lease that is not a Material Lease.

     Net Operating Income: for any period, the underwritten net cash flow of the Properties determined by Lender in its sole and absolute discretion in accordance with Lender's then current underwriting standards for loans of this type and the then current underwriting standards of the Rating Agencies. It is anticipated that such underwriting adjustments shall include, but not be limited to, capping occupancy at a maximum of 70% to 75%, assuming a minimum management fee equal to 5%, assuming minimum FF&E of 5%, assuming that the combination of franchise, management & marketing expenses equates to a minimum of 14% of total revenue, eliminating non-recurring income, adjusting occupancy and ADR to reflect any new competition and adjusting expenses for any known increases (for example, taxes and insurance).

     Officer's Certificate: a certificate delivered to Lender by Fee Borrower or Leasehold Borrower which is signed by a senior executive officer of Fee Borrower Representative or Leasehold Borrower Representative, respectively.

     Operating Lease: the Master Lease Agreement dated as of November 26, 2002 between Fee Borrower, as landlord, and Leasehold Borrower, as tenant.

     Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

     Payment Date: the 1st day of each calendar month or, upon Lender's exercise if its right to change the Payment Date in accordance with Section 2.2.4, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be January 1, 2003.

     Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policies, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers', mechanics' or other similar Liens on a Property provided that any such Lien is bonded or discharged within 30 days after a Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender's discretion.

     Permitted Transfers: (i) a Lease entered into in accordance with the Loan Documents, (ii) a Permitted Encumbrance, (iii) a Transfer and Assumption pursuant to Section 5.26.2, (iv) the Transfer of a Property pursuant to Section 2.4.2, 2.5.1 or 2.5.2, (v) a transfer of publicly traded shares in Key Principal or (vi) provided that no Default or Event of Default shall then exist, a Transfer of an interest in any Borrower other than the membership interest, or partnership interest, as the case may be, held by Fee Borrower's Borrower Representative, or a Transfer of an interest in Fee Borrower's Borrower Representative to any Person provided that (A) such Transfer shall not (x) cause the transferee (other than Key Principal), together with its Affiliates, to acquire Control of any Borrower or Fee Borrower's Borrower Representative or to increase its direct or indirect interest in any Borrower or in Fee Borrower's Borrower Representative to an amount which equals or exceeds 49% or (y) result in any Borrower or Fee Borrower's Borrower Representative no longer being Controlled by Key Principal(s), (B) after giving effect to such Transfer, Key Principal(s) shall continue to own at least 80% of all equity interests (direct or indirect) in Borrowers, (C) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days prior to the date of such Transfer, and (D) the legal and financial structure of Borrowers and their members and the single purpose nature and bankruptcy remoteness of Borrowers and their members after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements.

     Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     Plan: (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

     Properties: collectively, the parcels of real property and Improvements thereon owned or ground leased by the Fee Borrower and encumbered by the Mortgages or leased by Leasehold Borrower and secured by the Security Agreement; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in (i) the Granting Clauses of the Mortgages and referred to therein as the Mortgaged Property or the Trust Property, as applicable or (ii) in the Security Agreement and referred to therein as the Collateral. The location of each Property is identified on Schedule 1.

     Property Value: the value of a Property that Borrowers desire to be released from the Lien of the Loan Documents and substituted with a Mortgage encumbering a Substitute Property, which value shall be deemed to be equal to the greatest of (i) the Appraised Value of such Property, (ii) the Allocated Loan Amount for such Property or (iii) if such Property is being sold, the sale price of such Property pursuant to an arms' length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of any Borrower and/or Guarantor has any beneficial interest.

     Rating Agency: each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), and Fitch IBCA Duff & Phelps or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

     Rating Comfort Letter: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

     Release Date: the earlier to occur of (i) the forty second (42/nd/) Payment Date of the Term and (ii) the date that is two (2) years from the "startup day" (within the meaning of

Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with a Securitization involving this Loan.

     REMIC Trust: a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

     Release Amount: with respect to any Property released pursuant to Section 2.4.2, (i) $1,562,500 with respect to the Harlan, Kentucky Property, (ii) $500,000 with respect to the Pella, Iowa Property and (iii) 125% of the Allocated Loan Amount with respect to each Property other than the Harlan, Kentucky Property or the Pella, Iowa Property.

     Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to each Property and the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars (other than, with respect to revenue collected from guest rooms, restaurants and bars, such revenue attributable to room service charges that Borrowers collect for the benefit of the tenant under any restaurant lease), meeting rooms, banquet rooms and recreational facilities, parking charges, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of each Property or rendering of services by a Borrower, Manager or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

     Scheduled Defeasance Payments: (i) in the case of a Full Defeasance, the Monthly Debt Service Payment Amount required under the Note (or, to the extent that there has been a previous Partial Defeasance, Undefeased Note, as the case may be) for all Payment Dates occurring after the Defeasance Date (including the outstanding Principal balance on the Note (or Undefeased Note, as the case may be) as of the Stated Maturity Date) and (ii) in the case of a Partial Defeasance, the Monthly Debt Service Payment Amount multiplied by the Defeasance Percentage for all Payment Dates occurring after the Defeasance Date (including the outstanding Principal balance on the Note (or Undefeased Note, as the case may be) as of the Stated Maturity Date).

     Security Agreement: a security agreement in form and substance that would be satisfactory to Lender (in Lender's sole but good faith discretion) pursuant to which Borrowers grant Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

     Servicer: a servicer selected by Lender to service the Loan.

     State: as to any Property, the state in which such Property is located.

     Stated Maturity Date: December 1, 2012, as such date may be changed in accordance with Section 2.2.4.

     Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Properties.

     Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

     Title Insurance Policies: the ALTA mortgagee title insurance policies in the form acceptable to Lender issued with respect to each Property and insuring the Liens of the Mortgages.

     Transfer: any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of any Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in any Borrower (including any profit interest), or (iii) any direct or indirect interest in any Borrower Representative.

     UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

     U.S. Obligations: direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

     Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

     Yield Maintenance Premium: an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Stated Maturity Date and (b) in amounts equal to the Monthly Debt Service Payment Amount required under this Agreement through the Stated Maturity Date together with the outstanding principal balance of the Note as of the Stated Maturity Date assuming all such Monthly Debt Service Payments are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

     1.2 Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

"Approved Annual Budget" - 6.3.5
"Annual Budget" - 6.3.5
"Applicable Subaccounts" - 3.12.1
"Approved Capital Budget" - 6.3.5
"Approved Operating Budget" - 6.3.5
"Applicable Taxes" - 2.2.3
"Award" - 7.3.2
"Bankruptcy Proceeding" - 4.7
"Borrower's Recourse Liabilities" - 10.1
"Capital Expenses Letter of Credit" - 3.4.2
"Capital Reserve Subaccount" - 3.4.1
"Cash Management Accounts" - 3.11
"Casualty" - 7.2.1
"Casualty/Condemnation Prepayment" - 2.3.2
"Casualty/Condemnation Subaccount" - 3.7
"Clearing Account" - 3.1
"Clearing Account Agreement" - 1.1 (Definition of Loan Documents)
"Concentration Account" - 3.1
"Concentration Bank'- 3.1
"Condemnation" - 7.3.1
"Coralville Environmental Report" - Schedule 10
"Coralville Property Existing Environmental Condition" - Schedule 10 "Defeasance Collateral Account" - 2.3.3
"Defeasance " - 2.3.3
"Defeasance Event" - 2.3.3
"Defeasance Date" - 2.3.3
"Defeased Note" - 2.3.3
"Deposit Account" - 3.1
"Deposit Account Agreement" - 1.1 (Definition of Loan Documents)
"Disclosure Document" - 9.1.2
"Easements" - 4.14
"Eligible Account" - Deposit Account Agreement
"Endorsement" - 5.26
"Environmental Laws" - 4.21
"Environmental Remediation Subaccount" - 3.2.4
"Equipment" - Mortgage
"Event of Default" - 8.1
"Exchange Act" - 9.1.2
"Full Defeasance " - 2.3.3
"GCM Group" - 9.1.3
"Ground Rent Subaccount" - 3.8
"Hazardous Substances" - 4.21
"Improvements" - Mortgage
"Increased Capital Expenses Letter of Credit" - 3.4.2

"Indemnified Liabilities" - 5.30
"Indemnified Party" - 5.30
"Independent Director" - Schedule 5
"Insurance Premiums" - 7.1.2
"Insurance Requirements" - 7.1.3
"Insured Casualty" - 7.2.2
"Issuer" - 9.1.3
"Late Payment Charge" - 2.6.3
"Lender's Consultant" - 5.7.1
"Liabilities" - 9.1.3
"Licenses" - 4.11
"Loan" - 2.1
"LTV Ratio" - 2.5.1
"Monthly Debt Service Payment Amount" - 2.2.1
"Moody's" - 1.1 (Definition of Rating Agency)
"Morgantown Environmental Report" - Schedule 10
"Morgantown Property Existing Environmental Condition" - Schedule 10 "Mortgage" - 1.1 (Definition of Loan Documents)
"New Payment Date" - 2.2.4
"Note" - 1.1 (Definition of Loan Documents)
"Notice" - 6.1
"Operating Expense Subaccount" - 3.6
"Partial Defeasance" - 2.3.3
"Permitted Indebtedness" - 5.22
"Permitted Investments" - Deposit Account Agreement
"Permitted Prepayment Date" - 2.3.4
"Policies" - 7.1.2
"Principal" - 2.1
"Proceeds" - 7.2.2
"Proposed Material Lease" - 5.10.2
"Provided Information" - 9.1.1
"Qualified Carrier" - 7.1.1
"Registration Statement" - 9.1.3
"Remedial Action" - 3.2.4
"Remedial Work" - 5.7.2
"Rent Roll" - 4.16
"Required Records" - 6.3.6
"Required Repairs" - 3.2.1
"Required Repairs Letter of Credit" - 3.2.3
"Required Repairs Subaccount" - 3.2.2
"Restoration" - 7.4.1
"S&P" - 1.1 (Definition of Rating Agency)
"Seasonal Working Capital Reserve Subaccount" - 3.5.1
"Seasonal Working Capital Reserve Letter of Credit" - 3.5.2
"Secondary Market Transaction" - 9.1.1
"Section 3.4.1 Shortfall" - 3.4.1

"Section 3.4.2 Shortfall" - 3.4.2
"Securities" - 9.1.1
"Securities Act" - 9.1.2
"Security Deposit Account" - 3.9
"Security Deposit Subaccount" - 3.9
"Significant Casualty" - 7.2.2
"Solomons Environmental Report" - Schedule 10
"Solomons Property Existing Environmental Condition" - Schedule 10 "Special Purpose Bankruptcy Remote Entity" - 5.13
"Springing Recourse Event" - 10.1
"Subaccounts" - 3.1
"Substitute Property" - 2.5.1
"Substitution" - 2.5.1
"Substitution Date" - 2.5.1
"Successor Borrower" - 2.3.3
"Tax and Insurance Letter of Credit" - 3.3.2
"Tax and Insurance Subaccount" - 3.3
"Terrorism Insurance Cap" - 7.1.1
"Transfer and Assumption" - 5.26
"Transferee Borrower" - 5.26
"Undefeased Note " - 2.3.3
"Underwriter Group" - 9.1.3
"Underwriters" - 9.1.3

     1.3 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.   GENERAL LOAN TERMS

     2.1 The Loan. Lender is making a loan (the "Loan") to Borrowers on the date hereof, in the original principal amount (the "Principal") of $40,000,000, which shall mature on the Stated Maturity Date. Each Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Properties, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

     2.2  Interest; Monthly Payments.

          2.2.1 Generally. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrowers shall pay interest on the unpaid Principal from the date hereof through and including November 30, 2002. On January 1, 2003 and each Payment Date thereafter through and including November 1, 2012 (as such date may be changed pursuant to Section 2.2.4), the Principal and interest thereon at the Interest Rate shall be payable in equal monthly installments of $322,237.28 (the "Monthly Debt Service Payment Amount"); which is based on the Interest Rate and a 20 year amortization schedule. The Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued during the preceding Interest Period and the remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the unpaid Principal. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrowers shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

          2.2.2 Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

          2.2.3 Taxes. Any and all payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "Applicable Taxes"). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor.

          2.2.4 New Payment Date. Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the first day of each month (a "New Payment Date"), on 30 days' written notice to Borrowers; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall extend the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

     2.3  Loan Repayment.

          2.3.1 Repayment. Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan

Documents. Borrowers shall have no right to prepay or defease all or any portion of the Principal except in accordance with Section 2.3.2, Section 2.3.3 and
Section 2.4 below. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents. If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium applicable to such Principal so accelerated. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on one or more of the Properties (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

          2.3.2 Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "Casualty/Condemnation Prepayment"), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium.

          2.3.3  Defeasance.

          (a) Conditions to Defeasance. Provided no Event of Default shall be continuing, Borrowers shall have the right on any Payment Date after the Release Date and prior to the Permitted Prepayment Date to voluntarily defease the entire amount of the Principal (a "Full Defeasance") or a portion of the Principal (a "Partial Defeasance") (any such Full Defeasance or Partial Defeasance, a "Defeasance") by providing Lender with the Defeasance Collateral (a "Defeasance Event"), subject to the satisfaction of the following conditions precedent:

          (1) Borrowers shall give Lender not less than thirty (30) days prior written notice specifying a Payment Date (the "Defeasance Date") on which the Defeasance Event is to occur;

          (2) Borrowers shall pay to Lender (A) all payments of Principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement and the other Loan Documents;

          (3) Borrowers shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of subsections (b) and (c) of this Section 2.3.3;

          (4) Borrowers shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

          (5) Borrowers shall deliver to Lender an opinion of counsel for Borrowers that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (ii) if a securitization has occurred, the REMIC Trust formed pursuant to such securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of
     Section 860D of the Code as a result of a Defeasance Event pursuant to this
     Section 2.3.3, (iii) the Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (iv) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (v) a non-consolidation opinion with respect to the Successor Borrower;

          (6) In the case of a Partial Defeasance, the execution and delivery by Borrowers of all necessary documents to amend and restate the Note and issue two substitute notes: one having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other having a principal balance equal to the undefeased portion of the original Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have terms identical to the terms of the Note, except for the principal balance and a pro rata allocation of the Monthly Debt Service Payment Amount. (After a Partial Defeasance, all references hereunder and in the other Loan Documents to "Note" shall be deemed to mean the Undefeased Note, unless expressly provided to the contrary.) A Defeased Note cannot be the subject of any further Defeasance;

          (7) Borrowers shall deliver to Lender a Rating Comfort Letter as to the Defeasance Event;

          (8) Borrowers shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.3.3 have been satisfied;

          (9) Borrowers shall deliver a certificate of a "big four" or other nationally recognized public accounting firm acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

          (10) Borrowers shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

          (11) Borrowers shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

          (b) Defeasance Collateral Account. On or before the date on which Borrowers deliver the Defeasance Collateral, Borrowers shall open at any Eligible Institution the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and
(ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to Principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or Principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrowers shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrowers and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrowers shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

          (c) Successor Borrower. In connection with a Defeasance Event under this Section 2.3.3, Borrowers shall, if required by the Rating Agencies or if Borrowers elect to do so, establish or designate a successor entity (the "Successor Borrower") which shall be a Single Purpose Bankruptcy Remote Entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrowers' option, be an Affiliate of Borrowers unless the Rating Agencies shall require otherwise. Borrowers shall transfer and assign all obligations, rights and duties under and to the Defeased Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrowers shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Borrowers shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

          2.3.4 Optional Prepayments. From and after the third Payment Date prior to the Stated Maturity Date (the "Permitted Prepayment Date"), Borrowers shall have the right to prepay all or any portion of the Principal, provided that Borrowers give Lender at least 15 days' prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date. Any such prepayment shall be made without payment of the Yield Maintenance Premium.

     2.4  Release of Properties.

          2.4.1 Release on Defeasance. If Borrowers have elected a Full Defeasance and the requirements of Section 2.3.3 and this Section 2.4 have been satisfied, the Properties shall be released from the Liens of the Mortgages and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrowers shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), releases of Lien (and related Loan Documents) for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Properties are located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender's reasonable attorneys' fees.

          2.4.2 Sale of Properties. On any Payment Date after the Release Date, any Borrower may obtain the (i) the release of a Property from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of such Borrower's obligations under the Loan Documents with respect to such Property (other than those obligations expressly stated to survive) upon a bona fide third-party sale of such Property, provided each of the following conditions are satisfied:

          (a) The sale of such Property is to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of any Borrower and/or Guarantor has any beneficial interest;

          (b) Borrowers shall defease an amount of Principal equal to the Release Amount for the Property in question and Borrowers shall satisfy all of the requirements of Section 2.3.3 with respect to such Defeasance;

          (c) Both immediately before such sale and immediately thereafter, no Default or Event of Default shall be continuing;

          (d) Concurrently with such sale, each Borrower Representative shall remain a Special Purpose Bankruptcy Remote Entity;

          (e) After giving effect to such release, each Borrower shall remain a Special Purpose Bankruptcy Remote Entity;

          (f) The representations and warranties made by Borrowers and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale (and after giving effect to such sale);

          (g) Borrowers shall have given Lender at least 20 days' prior written notice of such sale, accompanied by a copy of the applicable contract of sale and all related documents, and drafts of any applicable release documents (which shall be subject to Lender's approval);

          (h) Borrowers shall have delivered to Lender a copy of the final closing settlement statement for such sale at least two Business Days prior to the closing of such sale;

          (i) Borrowers shall have paid to Lender all costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with such sale and the release of such Property from the Lien of the Loan Documents;

          (j) Borrowers and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the Loan Documents and the Liens thereof;

          (k) after giving effect to such release and Defeasance, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than the greater of (i) the Debt Service Coverage Ratio immediately preceding such release and (ii) 1.89:1 (which is the Debt Service Coverage Ratio as of the date hereof);

          (l) Lender shall have received, at Borrowers' cost and expense, a Rating Comfort Letter from the applicable Rating Agencies;

          2.4.3 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers' designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Liens of the Loan Documents if not theretofore released.

     2.5  Substitution of Properties.

          2.5.1 Substitution of Collateral Properties. Subject to the terms and conditions set forth in this Section 2.5.1, on any Payment Date after the Release Date, Borrowers may obtain (i) the release of one or more Property(ies) from the Lien of the Mortgage(s) thereon (and related Loan Documents) and (ii) the release of Borrowers' obligations under the Loan Documents with respect to such Property(ies) (other than those obligations expressly stated to survive) by substituting another property or properties, as the case may be (each, or collectively in one Substitution, a "Substitute Property") for the Property so released as collateral for the Loan. Any such substitution (a "Substitution") shall be subject, in each case, to the satisfaction of the following conditions precedent:

          (a) Borrowers shall request such substitution by written notice to Lender given at least 45 days prior to the date on which the substitution is to occur (the "Substitution Date");

          (b) Borrowers shall provide to Lender all industry standard property due diligence material similar to the due diligence material provided to Lender in connection with the origination of the Loan (e.g., title, survey, leases, engineering report, environmental report) with respect to each Substitute Property at least 30 days before the Substitution Date, and the same would be satisfactory to prudent lenders for loans with similar financing arrangements as those contained herein;

          (c) Lender shall have received, at Borrowers' cost and expense, a Rating Comfort Letter from the applicable Rating Agencies with respect to the proposed substitution;

          (d) Lender shall have received an opinion of counsel for Borrowers stating that any securitization vehicle formed in connection with a securitization which includes the Loan which has elected to be treated as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code, as amended, will not fail to maintain such status as a result of such Substitution and that the Substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Internal Revenue Code, as amended, or otherwise cause a tax to be imposed on a "prohibited transaction" by any securitization vehicle electing to be treated as a REMIC Trust;

          (e) Borrowers shall provide evidence to Lender that the improvements constituting a part of the Substitute Property have a remaining useful life substantially equivalent to, or better than, that of the Improvements constituting a part of the Property to be released;

          (f) if the Substitute Property is located in another state, Borrowers shall pay any increased costs by reason of a Substitution in such other jurisdiction;

          (g) No Event of Default shall be continuing at the time that the Substitution request is made or on the Substitution Date;

          (h) Borrowers and Guarantor shall execute and deliver such other consents, certificates, documents, agreements or instruments as Lender may reasonably request in order to encumber the Substitute Property and confirm the continued validity of the Loan Documents and the Liens thereof (including, without limitation, a mortgage or deed of trust and assignment of leases and rents granted by Borrowers to Lender with respect to the Substitute Property, any modifications to this Agreement or the other Loan Documents necessitated by the Substitution and a reaffirmation by Guarantor of the guaranty of recourse obligations delivered in connection with the Loan);

          (i) Borrowers shall deliver an Officer's Certificate certifying that all information delivered to Lender by or on behalf of Borrowers in connection with the Substitution is true, accurate and complete in all material respects;

          (j) Borrowers shall have paid to Lender all reserves amounts required under Article III in connection with the Substitute Property;

          (k) Borrowers shall have paid all costs and expenses incurred by Lender in connection with such Substitution, including attorneys' fees and servicer fees;

          (l) after giving effect to such Substitution, (A) the Debt Service Coverage Ratio of all the Properties subject to the Liens of the Mortgages shall be no less than the greater of (i) the Debt Service Coverage Ratio immediately preceding such Substitution and (ii) 1.89:1 (which is the Debt Service Coverage Ratio as of the date hereof), or (B) if the Debt Service Coverage Ratio of all the Properties subject to the Liens of the Mortgages is greater than the Debt Service Coverage Ratio immediately preceding such Substitution but is less than 1.89:1, (i) the subject Substitute Property(ies) must generate Net Operating Income at least equal to 125% of the Net Operating Income of the Property(ies) being substituted and (ii) the subject Substitute Property(ies) must have an Appraised Value equal to or greater than 125% of the Appraised Value of the Property(ies) being substituted;

          (m) Borrowers shall have delivered to Lender an Acceptable Appraisal for the Substitute Property, indicating an Appraised Value of the Substitute Property that is equal to or greater than the Property Value of the Property that is to be released;

          (n) after giving effect to such Substitution, (A) the ratio of unpaid Principal to the Appraised Value of all of the Properties then subject to the Liens of the Mortgages (the "LTV Ratio") shall be no more than the lesser of (i) the LTV Ratio immediately preceding such Substitution and (ii) 0.6381:1 (which is the LTV Ratio as of the date hereof), or (B) if the LTV Ratio is less than the LTV Ratio immediately preceding such Substitution but is greater than 0.6381:1, (i) the subject Substitute Property(ies) must generate Net Operating Income at least equal to 125% of the Net Operating Income of the Property(ies) being substituted and (ii) the subject Substitute Property(ies) must have an Appraised Value equal to or greater than 125% of the Appraised Value of the Property(ies) being substituted;

          (o) any percentage decline in the Net Operating Income of the Substitute Property for the preceding three years is not greater than the lesser of (1) the percentage decline, if any, in the Net Operating Income during the same period of the Property being replaced and (2) the percentage decline, if any, in the Net Operating Income during the same period, of the Properties subject to the Liens of the Mortgages before giving effect to such Substitution;

          (p) In no event shall a Substitution be permitted more than two times during any 12-month period (it being understood that a single Substitution may involve the Substitution of one or more Properties); and

          (q) Substitution shall not be permitted if, after giving effect to such Substitution, the Substitute Properties (including all prior Substitute Properties), in the aggregate, represent more than the lesser of: (x) 20% of the Net Operating Income of the Properties subject to the Liens of the Mortgages, as of the date of any Substitution, for the 12-month period ending with the most recently completed calendar month or (y) $1,459,433 (which amount is 20% of the Net Operating Income of the Properties as of the date hereof for the immediately preceding 12-month period); and

          (r) Substitution shall not be permitted if, after giving effect to such Substitution, the Substitute Properties (including all prior Substitute Properties), in the aggregate, represent more than the lesser of: (x) 20% of the aggregate Property Value of the Properties subject to the Liens of the Mortgages as of the date of any Substitution or (y) $12,538,000

(which amount is 20% of the aggregate Property Value of the Properties subject to the Liens of the Mortgages as of the date hereof).

          2.5.2 Substitution of Defeasance Collateral. If (i) one or more properties has been released pursuant to and in accordance with Section 2.4.2 and (ii) a Partial Defeasance has occurred pursuant to Section 2.3.3 and (iii) Lender is holding the Defeasance Collateral in the Defeasance Collateral Account as security for the Loan, then on any Payment Date after the Release Date, Borrowers may obtain the release of such Defeasance Collateral delivered in connection with such Partial Defeasance from the Lien of the applicable Security Agreement and may substitute as collateral for the Loan a Substitute Property in place of such Defeasance Collateral, subject, in each case, to the satisfaction of the following conditions precedent:

          (a) All of the conditions set forth in Section 2.5.1 with respect to such Substitute Property shall have been satisfied;

          (b) If a Successor Borrower was appointed pursuant to Section 2.3.3(c), then Borrowers shall assume all obligations of such Successor Borrower under the applicable Defeased Note (whereupon such Successor Borrower shall be relieved for all obligations thereunder);

          (c) Borrowers shall execute and deliver such other consents, certificates, documents, agreements or instruments as Lender may reasonably request in order to amend, restate and consolidate the indebtedness evidenced by the applicable Defeased Note and the Undefeased Note and evidence the encumbrance of the Substitute Property thereby (including, without limitation, a mortgage or deed of trust and assignment of leases and rents granted by Borrowers to Lender with respect to the Substitute Property, any modifications to the Loan Documents necessitated by the Substitution);

          (d) Borrowers shall have delivered to Lender an Acceptable Appraisal for the Substitute Property, indicating an Appraised Value of the Substitute Property that is equal to or greater than 125% of the Defeasance Collateral that Borrowers seek to have released; and

          (e) The consummation of the Substitution shall occur no more than 180 days after the Partial Defeasance in question.

     2.6  Payments and Computations.

          2.6.1 Making of Payments. Each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

          2.6.2 Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

          2.6.3 Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrowers on the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of 2% of such unpaid sum or the maximum amount permitted by applicable law (the "Late Payment Charge"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

3.   CASH MANAGEMENT AND RESERVES

     3.1 Cash Management Arrangements. Each Borrower and Manager shall cause all Rents relating to its Property, except for credit card charges with respect to each Property, to be transmitted into an account maintained by Borrower at the local bank for each Property (each, a "Clearing Account"). Without in any way limiting the foregoing, all Rents received by Borrowers or Manager shall be deposited into the applicable Clearing Account within one Business Day of receipt. Funds deposited into each Clearing Account shall be swept from the applicable local bank two (2) times each week into the Borrowers' account (the "Concentration Account") at the Concentration Bank. The Concentration Bank must at all times be an Eligible Institution. Borrowers shall cause Manager to cause all credit card charges with respect to each Property to be deposited into the Concentration Account in accordance with the provisions of the Manager Agreement. Funds deposited into the Concentration Account shall be swept from the Concentration Bank on a daily basis into the Borrowers' operating account at such Concentration Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "Deposit Account") and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Lender's discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts"). The Concentration Account, the Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and no Borrower shall have any right of withdrawal therefrom, except as permitted in the Loan Documents, including this

Section and the Clearing Account Agreement. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

     3.2  Required Repairs.

          3.2.1 Completion of Required Repairs. Borrowers shall perform and complete each item of the repairs and environmental remedial work relating to the Properties described on Schedule 2 (the "Required Repairs") within twelve
(12) months of the date hereof or such shorter period of time for such item set forth on Schedule 2.

          3.2.2 Required Repairs Reserves. On the date hereof, Borrowers shall deposit with Lender the aggregate amount set forth on Schedule 2 as being required to complete the Required Repairs and Lender shall cause such amount to be transferred to a Subaccount (the "Required Repairs Subaccount"). Provided no Default or Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrowers, within 15 days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer's Certificate (A) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender (e.g., paid invoices or cancelled checks); (iii) if any individual disbursement is for $50,000 or more, at Lender's option, a title search for the applicable Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Provided no Default or Event of Default shall have occurred and is continuing, upon Borrowers' completion of all Required Repairs in accordance with this Section 3.2, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrowers.

          3.2.3 Required Repairs Letter of Credit. Notwithstanding anything to the contrary contained in Section 3.2.2, at Borrowers' option, Borrowers may at any time deliver a Letter of Credit to Lender in an amount equal to the amount of funds then on deposit or required to be on deposit with Lender in the Required Repairs Subaccount (the "Required Repairs Letter of Credit") which Required Repairs Letter of Credit shall be subject to the provisions of Section
3.12 hereof. If a Required Repairs Letter of Credit is delivered in replacement of the funds then on deposit with Lender in the Required Repairs Subaccount, then, provided no Event of Default is continuing, all funds then on deposit in the Required Repairs Subaccount shall promptly be released to Borrowers.

          3.2.4 Environmental Remediation Reserves.

          (a) On the date hereof, Borrowers shall deposit with Lender the sum of $385,000.00 and Lender shall cause such amount to be transferred to a Subaccount (the "Environmental Remediation Subaccount "). Borrowers shall (i) with respect to the Solomons Existing Environmental Condition and the Morgantown Existing Environmental Condition, (A) promptly commence any Remedial Work, testing or other action (collectively, "Remedial Action") recommended in the applicable Environmental Report and (B) if Lender determines that any such Remedial Action necessitates any further Remedial Action, Borrowers shall promptly commence any such additional Remedial Action; and (ii) with respect to the Coralville Existing Environmental Condition, (A) commence any Remedial Action recommended in the applicable Environmental Report promptly upon the re-opening in the spring of 2003 of the asphalt plants servicing the Coralville, Iowa Property and (B) if Lender determines that any such Remedial Action necessitates any further Remedial Action, Borrowers shall promptly commence any such additional Remedial Action; and (iii) in all cases, diligently prosecute to completion any such Remedial Action any undertaken pursuant to this subsection. Any such Remedial Action shall be performed by licensed contractors and, at Lender's option, Lender shall have verified performance of the applicable Remedial Action by a consulting engineer engaged by or approved by Lender (in either case, at Borrowers' sole cost and expense). Without in any way limiting the foregoing, Borrowers shall take all actions necessary and advisable to ensure that the each of the relevant Properties remains in compliance with all Environmental Laws or any voluntary cleanup program.

          (b) Provided no Default or Event of Default shall have occurred and be continuing, Lender shall disburse the applicable Allocated Environmental Remediation Amount to Borrowers within 15 days after the delivery by Borrowers to Lender of a request therefor accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (A) a certificate by the licensed contractor that has performed the subject Remedial Action (or by Lender's consulting engineer) to the effect that the Remedial Action that is the subject of the requested disbursement has been completed in compliance with applicable Legal Requirements and no further Remedial Action is recommended by such licensed contractor (or Lender consulting engineer, if applicable); (B) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender (if applicable); (C) such other evidence as Lender shall reasonably request that the Remedial Action which are the subject of the requested disbursement have been completed and paid for or will be paid for concurrently with the requested disbursement; and (D) with respect to a disbursement relating to the Solomons Existing Environmental Condition, a "No Further Requirements" letter, a "Certificate of Completion" or a "no further action" designation has been issued by the applicable Governmental Authorities and, if necessary, recorded in the appropriate land records, to the effect that no Remedial Action is or will be required to be performed by any Borrower in connection with the Solomons Existing Environmental Condition. Notwithstanding the foregoing, however, Lender shall not be required to disburse, and shall be permitted to retain, $35,000 of the Allocated Environmental Remediation Amount with respect to the Morgantown, West Virginia Property until all necessary and appropriate Remedial Action has been performed in connection with the Solomons Existing Environmental Condition in accordance with this Section 3.2.4.

     3.3  Taxes and Insurance.

          3.3.1 Tax and Insurance Subaccount. Borrowers shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the "Tax and Insurance Subaccount"). Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Sections 5.2 and 7.1, provided that Borrowers have promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrowers for such amounts upon presentation of evidence of payment; subject, however, to Borrowers' right to contest Taxes in accordance with Section 5.2. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Tax and Insurance Subaccount.

          3.3.2 Tax and Insurance Letter of Credit. Notwithstanding anything to the contrary contained in Section 3.3, in lieu of the requirements set forth therein with respect to Borrowers' obligations to make monthly deposits into the Tax and Insurance Subaccount, provided no Event of Default exits, Borrowers may at any time during the term of the Loan deliver to Lender a Letter of Credit in an amount equal to the aggregate amount which Borrowers would otherwise be required to deposit for Taxes and Insurance Premiums over the next six (6) month period (the "Tax and Insurance Letter of Credit") which Tax and Insurance Letter of Credit shall be subject to the provisions of Section 3.12 herein, whereupon the Taxes and Insurance Premiums then on deposit in the Tax and Insurance Subaccount, if any, shall be remitted to Borrowers. In the event that Borrowers deliver the Tax and Insurance Letter of Credit to Lender, Borrowers shall be responsible for the payment of Taxes and Insurance Premiums and Lender shall not be responsible therefor. Borrowers shall provide Lender with notice of any increases in the annual payments for Taxes or Insurance Premiums not less than thirty (30) days prior to the effective date of any such increase and the Tax and Insurance Letter of Credit shall be increased by such increased amount at least ten (10) Business Days prior to the effective date of such increase. Upon any non-payment of Taxes or Insurance Premiums, Lender shall have the right, but not the obligation, to draw on the Tax and Insurance Letter of Credit for purposes of making the payment of Taxes or Insurance Premiums on behalf of any Borrower, whereupon Borrowers' obligation to make the monthly payments required under Section 3.3.1 shall be immediately reinstated.

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

          At all times that the Tax and Insurance Letter of Credit is being held by Lender, Borrowers shall pay the Taxes and Insurance Premiums as the same become due and payable and furnish to Lender receipts for the payment thereof.

     3.4  Capital Expense Reserves

          3.4.1 Capital Reserve Subaccount

     (a) Borrowers shall pay to Lender on each Payment Date an amount equal to one-twelfth of 5% of the annual Rents for the Properties, based on the prior year. Lender will transfer such amounts into a Subaccount (the "Capital Reserve Subaccount"). Additionally, upon thirty (30) days' prior notice to Borrowers, Lender may reassess the amount of the monthly payment required under this
Section 3.4 from time to time if, in its determination one or more of the Properties is not being maintained in accordance with prudent hotel management standards for similar hotels in the same geographic area. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrowers, within 15 days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 provided that
(i) such disbursement is for an Approved Capital Expense; (ii) if any individual disbursement is for $50,000 or more, Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay or reimburse Borrowers for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, and (B) if any individual disbursement is for $50,000 or more, lien waivers or other evidence of payment satisfactory to Lender, (C) if any individual disbursement is for $50,000 or more, at Lender's option, a title search for the applicable Property or Properties indicating that such Property or Properties are free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenditures at the subject Property or Properties to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any such disbursement of more than $50,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender's option, be made by joint check payable to Borrowers and the payee on such Approved Capital Expenses.

     (b) Notwithstanding anything to the contrary contained in this Section 3.4.1, if during any calendar year one or more property improvement plans are issued in connection with any Franchise Agreement, the cost of which (when taken together with the anticipated Capital Expenses set forth in the Approved Capital Budget for such calendar year) exceed 5% of the annual Rents for the Properties, based on the prior year (such amount being referred to herein as the "Section
3.4.1 Shortfall"), then Lender shall have the right to increase the monthly contribution required to be made by Borrowers to the Capital Reserve Subaccount on each Payment Date to account for such Section 3.4.1 Shortfall, and Borrowers shall pay such amount, as increased, for such time period as Lender determines such increase is necessary (based upon

                                       27

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Lender's determination of the period of time required to complete the items set forth in the applicable property improvement plan(s), the anticipated availability of Available Cash during such period and the amount of such Section
3.4.1 Shortfall).

          3.4.2 Capital Expenses Letter of Credit

     (a)  At Borrowers' option, in lieu of the requirements set forth in Section
3.4.1 with respect to Borrowers' obligations to make monthly deposits into the Capital Reserve Subaccount, provided no Event of Default exists, Borrowers may at any time during the Term deliver to Lender a Letter of Credit in an amount equal to 5% of the annual Rents for the Properties for the preceding 12 month period (the "Capital Expenses Letter of Credit"), which Capital Expenses Letter of Credit shall be subject to the provisions of this Section 3.4.2 and Section 3.12.

     (b) Upon the expiration of each calendar quarter subsequent to Borrowers' delivery of the Capital Expenses Letter of Credit, Borrowers shall be entitled to reduce the face amount of the Capital Expenses Letter of Credit by an amount equal to the lesser of (i) the amount of Approved Capital Expenses paid for by Borrowers during such calendar quarter or (ii) 25% of the original face amount of the Capital Expenses Letter of Credit (as the same may be adjusted on each anniversary date as set forth in this clause (b)). Borrowers shall be entitled to reduce the face amount of the Capital Expenses Letter of Credit upon the delivery by Borrowers to Lender of an Officer's Certificate identical to the Officer's Certificate required before funds are disbursed from the Capital Reserve Subaccount as provided in Section 3.4.1 and such other evidence as Lender shall reasonably request demonstrating the amount of funds expended by Borrowers for Approved Capital Expenses during the applicable period and that the Approved Capital Expenses at the subject Property or Properties have been completed. On or prior to each anniversary date of the issuance of the Capital Expenses Letter of Credit, Borrowers shall increase the amount of the Capital Expenses Letter of Credit to an amount equal to 5% of the annual Rents for the Properties for the preceding 12 month period. If, as of any such anniversary date, Borrowers fail to increase the amount of the Capital Expenses Letter of Credit as required pursuant to the immediately preceding sentence, then (x) Lender shall be entitled to immediately draw upon the then remaining amount available under the Capital Expenses Letter of Credit (if any) and deposit such proceeds into the Capital Reserve Subaccount and (y) Borrowers' option to deliver the Capital Expenses Letter of Credit pursuant to this Section 3.4.2 shall immediately cease and Borrowers' obligations to make monthly contributions into the Capital Reserve Subaccount in accordance with Section 3.4.1 shall immediately resume.

     (c) Notwithstanding anything to the contrary contained in this Section 3.4, if Borrowers have elected to deliver the Capital Expenses Letter of Credit pursuant to this Section 3.4.2, and during any calendar year one or more property improvement plans are issued in connection with any Franchise Agreement, the cost of which (when taken together with the anticipated Capital Expenses set forth in the Approved Capital Budget for such calendar year) exceed the face amount of the Capital Expenses Letter of Credit (determined as of each anniversary date of the issuance of the Capital Expenses Letter of Credit) (such amount being referred to herein as the "Section 3.4.2 Shortfall"), then at Borrowers' election either (i) Borrowers shall immediately increase the face amount of the Capital Expenses Letter of Credit by an amount equal to the
Section 3.4.2 Shortfall (the "Increased Capital Expenses Letter of Credit") or
(ii) Borrowers

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

shall pay on each Payment Date all Available Cash into the Capital Reserve Subaccount until such Section 3.4.2 Shortfall has been deposited into the Capital Reserve Subaccount (whereupon, Borrowers' rights to receive payments under clause (ix) of Section 3.11(a) shall resume). Notwithstanding the foregoing, Lender in its discretion may elect (based upon Lender's determination of the period of time required to complete the items set forth in the applicable property improvement plan(s), the anticipated availability of Available Cash during such period and the amount of such Section 3.4.2 Shortfall) to have only a portion of the Available Cash on any Payment Date deposited into the Capital Reserve Subaccount, and any excess shall be made available to Borrowers pursuant to clause (ix) of Section 3.11(a). Should Borrowers elect to post the Increased Capital Expenses Letter of Credit, upon the expiration of each calendar quarter, Borrowers shall be entitled to reduce the face amount of the Increased Capital Expenses Letter of Credit as such property improvement plans are completed, in accordance with the requirements of Section 3.4.2(b).

     (d) In the event that Borrowers deliver the Capital Expenses Letter of Credit to Lender, Borrowers shall be responsible for the payment of all Approved Capital Expenses and Lender shall not be responsible for disbursing funds to Borrowers therefor.

     (e) Upon any failure of a Borrower to timely pay for Approved Capital Expenses, Lender shall have the right, but not the obligation, to draw on the Capital Expenses Letter of Credit for purposes of making such payment of Approved Capital Expenses on behalf of any Borrower, whereupon Borrowers' obligation to make the monthly payments required under Section 3.4.1 shall be immediately reinstated.

     3.5  Seasonal Working Capital Reserves.

          3.5.1 Seasonal Capital Reserve Subaccount. Borrower shall deposit with Lender on each Payment Date (in addition to the other payments required hereunder) an amount equal to the amount set forth for such Payment Date on
Schedule 6, for the purpose of funding a seasonal working capital reserve fund (the "Seasonal Working Capital Reserve Subaccount") to provide some protection for the payment of Approved Operating Expenses and Principal and interest and interest payments due under the Note during seasonal periods when the Rents may be reduced. Lender may, at any time, in its sole discretion, increase or decrease the required amount of Borrowers' monthly deposits to the Seasonal Working Capital Reserve Subaccount by giving at least 30 days' prior notice to Borrower of any such increase or decrease; provided, however, that the total annual amount of such required deposits shall not be increased except (i) in the event of a material change in the monthly fluctuation of occupancy, average daily rate or Rents, (ii) if the Actual Debt Service Coverage Ratio is less than 1.40:1 as of the end of two consecutive calendar quarters, or (iii) if required by any Rating Agency. Provided no Event of Default exists, then on each Payment Date from and after January 1, 2004, Lender shall release to Borrower the excess (if any) of the balance in the Seasonal Working Capital Reserve Subaccount (excluding the deposit thereto being made on such Payment Date) over the minimum balance set forth for such Payment Date on Schedule 6.

          3.5.2 Seasonal Working Capital Letter of Credit. Notwithstanding anything to the contrary contained in Section 3.5.1, at Borrowers' option, Borrowers may at any time deliver a Letter of Credit to Lender in an amount equal to the aggregate amount of funds which

Borrowers would otherwise be required to deposit in the Seasonal Working Capital Reserve Subaccount over the next twelve (12) month period (the "Seasonal Working Capital Reserve Letter of Credit"), which Seasonal Working Capital Reserve Letter of Credit shall be subject to the provisions of Section 3.12 herein. Upon any failure of a Borrower to timely pay (i) for Approved Operating Expenses or
(ii) Principal and interest payments due under the Note, Lender shall have the right, but not the obligation, to draw on the Seasonal Working Capital Reserve Letter of Credit for purposes of making such payments, whereupon Borrowers' obligation to make the payments required under Section 3.5.1 shall be immediately reinstated.

     3.6 Operating Expense Subaccount. During a Cash Management Period, on or before each Payment Date Lender shall cause the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Properties for such month to be transferred to the Deposit Bank, which amounts shall be transferred into a Subaccount for the payment of Approved Operating Expenses (the "Operating Expense Subaccount"). Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrowers, within 15 days after delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and
(ii) such disbursement is accompanied by (A) an Officer's Certificate certifying
(1) that such funds will be used to pay Approved Operating Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and
(B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

     3.7 Casualty/Condemnation Subaccount. Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "Casualty/Condemnation Subaccount") in accordance with the provisions of Section 7. All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of Section 7.

     3.8 Ground Rent Subaccount. On the date hereof, Borrowers shall deposit with Lender $11,322, which amount is equal to three (3) months of the percentage ground rent due under the Ground Lease, which sums have been transferred by Lender to a Subaccount (the "Ground Rent Subaccount"). Upon Borrowers' failure to make a monthly rent payment under the Ground Lease, Lender may, in its discretion, apply the funds in the Ground Rent Subaccount to the payment of such monthly rent payment; provided, however, that the provisions of this Section 3.8 shall not be deemed to create any obligation on the part of Lender to pay any monthly rent payment under the Ground Lease from amounts on deposit in the Ground Rent Subaccount. In the event Lender does apply the funds in the Ground Rent Subaccount to payment of such rental payment under the Ground Lease, Borrowers shall promptly replenish the Ground Rent Subaccount upon demand. In making any payment of funds from the Ground Rent Subaccount, Lender may do so according to any bill, statement or estimate procured from the landlord under the Ground Lease, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any claim by such landlord. Lender may increase the amount required to be maintained on deposit in the Ground Rent Subaccount to the amount Lender deems necessary to reflect any increases in the required monthly rent payment under the Ground Lease.

     3.9 Security Deposits. Each Borrower shall keep, or shall cause Manager to keep, all security deposits under Leases at a separately designated account under such Borrower's control at the Clearing Bank (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of such Borrower (such account, the "Security Deposit Account"). During a Cash Management Period, Borrowers shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the "Security Deposit Subaccount") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

     3.10 Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in each Clearing Account, the Concentration Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the "Cash Management Accounts"). Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account. No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrowers and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrowers.

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

     3.11 Property Cash Flow Allocation.

          (a) During any Cash Management Period, all Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under
Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the Monthly Debt Service Payment Amount due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.11(a), then due to Lender under the Loan Documents); (iv) Fourth, to make payments into the Capital Reserve Subaccount as required under Section 3.4; (v) Fifth, to make payments into the Seasonal Working Capital Reserve Subaccount as required under Section 3.5; (vi) Sixth, to make payments for Approved Operating Expenses as required under Section 3.6; (vii) Seventh, after the consummation of a Secondary Market Transaction, to pay the pro rata portion of the expenses described in Section 9.1.7; (viii) Eighth, if required pursuant to Section 3.4.1(b) or Section 3.4.2(c), to make payments of all or a portion of Available Cash into the Capital Reserve Subaccount; and (ix) Lastly, payments to Borrowers of any remaining amounts.

          (b) The failure of Borrowers to make all of the payments required under clauses (i) through (viii) of Section 3.11(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

          (c)  Notwithstanding anything to the contrary contained in this
Section 3.11, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect.

     3.12 Provisions Regarding Letters of Credit

          3.12.1 Letters of Credit Generally. Borrowers may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 3.12 in lieu of deposits previously made to or then required to be made into certain Subaccounts in accordance with Sections 3.2.2, 3.3.1, 3.4.1 and 3.5.1 (the "Applicable Subaccounts"). The aggregate amount of any Letter of Credit and cash on deposit with respect to the Applicable Subaccounts shall at all times be at least equal to the aggregate face amount of the Letters of Credit which Borrowers may deliver pursuant to Sections 3.2.3, 3.3.2, 3.4.2 and 3.5.2. Borrowers shall give Lender no less than thirty (30) days notice of Borrowers' election to deliver a Letter of Credit and Borrowers shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. No Borrower shall be entitled to draw upon any such Letter of Credit. Upon thirty
(30) days notice to Lender, Borrowers may replace a Letter of Credit with a cash deposit to any Applicable Subaccount if a Letter of Credit has been outstanding for more than three (3) months. Prior to the return of a Letter of Credit, Borrowers shall deposit an amount equal to the amount that would have accumulated in any Applicable Subaccount and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

          3.12.2 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt after an Event of Default that remains uncured shall be subject to the Yield Maintenance Premium. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

          3.12.3 Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or
(d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrowers shall not have replaced such Letter of Credit with a Letter of Credit issued by an Approved Bank within ten
(10) Business Days after notice thereof. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrowers due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

4.   REPRESENTATIONS AND WARRANTIES

          Borrowers represent and warrant to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

     4.1 Organization; Special Purpose. Each Borrower and each Borrower Representative has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower and each Borrower Representative is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each Borrower and each Borrower Representative is a Special Purpose Bankruptcy Remote Entity.

     4.2 Proceedings; Enforceability. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower that is a party to such Loan Document and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and no Borrower has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

     4.3 No Conflicts. The execution, delivery and performance of the Loan Documents by Borrowers and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any Borrower pursuant to the terms of, any agreement or instrument to which any Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its properties. No Borrower's rights under the Licenses, the Franchise Agreements and the Management Agreement will be adversely affected by the execution and delivery of the Loan Documents, any Borrower's performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

     4.4 Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, any Borrower Representative, the Manager or any Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of any Borrower, any Borrower Representative, Manager or the condition or ownership of any Property.

     4.5 Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which might adversely affect any Borrower or any Property, or any Borrower's business, properties, operations or condition, financial or otherwise. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or any Property is bound.

     4.6 Title. Fee Borrower has good, marketable and indefeasible fee title to or leasehold estate in real property and good title to the balance of the Properties and Leasehold Borrowers have good, marketable title to the leasehold estates created by the Operating Lease, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of a Property or leasing of a Property pursuant to the Ground Lease to Fee Borrower have been paid. The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority liens on the Borrowers' interest in the Properties and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid or will be paid in connection with the closing of the Loan. The Permitted Encumbrances do not materially adversely affect the value, operation or use of any Property, or Borrowers' ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrowers' best knowledge, is contemplated with respect to all or part of any Property or for the relocation of roadways providing access to any Property. There are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of any Property. The survey for each Property delivered to Lender does not fail to reflect any material matter affecting such Property or the title thereto. Except for the Permitted Encumbrances, all of the Improvements included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvement on an adjoining property encroaches upon such Property, and no easement or other encumbrance upon such Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policies. Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.

     4.7 No Bankruptcy Filing. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "Bankruptcy Proceeding"), and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower. In addition, neither Borrowers nor any Borrower Representative nor any principal nor Affiliate of any Borrower or any Borrower Representative has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

     4.8 Full and Accurate Disclosure. No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any

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material fact necessary to make statements contained therein not misleading.
There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, might adversely affect, any Property or the business, operations or condition (financial or otherwise) of any Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Borrower and each Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or any Property from that set forth in said financial statements.

     4.9 Tax Filings. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

     4.10 No Plan Assets. As of the date hereof and throughout the Term (i) no Borrower is or will be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) no Borrower is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

     4.11 Compliance. Each Borrower and each Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower. Each Property is used exclusively for hotel use and other appurtenant and related uses. To our knowledge, in the event that all or any part of the Improvements at any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use,

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

occupancy and operation of the Properties (collectively, the "Licenses"), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

     4.12 Contracts. There are no service, maintenance or repair contracts affecting any Property that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting any Property have been entered into at arms-length in the ordinary course of the business of the Borrower which owns such Property and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

     4.13 Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     4.14 Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policies and are in full force and effect without material default thereunder. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid easement. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

     4.15 Physical Condition. Each Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects and in compliance under the applicable Franchise Agreements; there exists no structural or other material defect or damages to any Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defect or inadequacy in any Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

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

     4.16 Leases. No Property is subject to any Leases other than the Lease, dated November 1, 2001 between Fee Borrower, as landlord, and Massaro's Restaurant, Inc. D/B/A The Captain's Table, as tenant, at the Solomons, Maryland Property, and the Lease, dated September 13, 2001, between Fee Borrower (successor in interest to Humphrey Hospitality Limited Partnership), as landlord, and Peggy and David Kennison, d/b/a Prime Thyme @ Comfort Inn, at the Morgantown, West Virginia Property. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrowers' best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.9; (viii) the applicable Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, any Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

     4.17 Fraudulent Transfer. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Each Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

     4.18 Ownership of Borrower. The sole general partner of Fee Borrower is the Fee Borrower Representative. Humphrey Hospitality Limited Partnership is the owner of all of the issued and outstanding capital stock of the Fee Borrower Representative, all of which capital stock has been validly issued and fully paid and is nonassessable. The only other limited partners of Fee Borrower is Guarantor. The stock of the Fee Borrower Representative and the

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

partnership interests in Fee Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. The sole managing member of Leasehold Borrower is the Leasehold Borrower Representative. Guarantor is the owner of all of the issued and outstanding stock of the Leasehold Borrower Representative, all of which capital stock has been validly issued or fully paid and is nonassessable. There are no other members of Leasehold Borrower. The stock of Leasehold Borrower Representative and the membership interests in Leasehold Borrower are owned free and clean of all liens, warrants, options and rights to purchase. No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in each Borrower.

     4.19 Purchase Options. Neither any Property nor any part thereof are subject to any purchase options or other similar rights in favor of third parties.

     4.20 Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

     4.21 Hazardous Substances. (i) No Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "Environmental Laws"); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (iii) to the best of each Borrower's knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to such Borrower's acquisition of its Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (iv) to the best of each Borrower's knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; (v) no underground storage tanks exist on any Property and no Property has ever been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower in connection with the Loan which have not been provided to Lender.

     4.22 Name; Principal Place of Business. No Borrower uses or will use any trade name or has done or will not do business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1, and no Borrower has any other place of business.

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

     4.23 Other Debt. There is no indebtedness with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

     4.24 Franchise Agreements. Each of the Franchise Agreement is in full force and effect, there is no default, breach or violation existing thereunder by either party thereto, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by either party thereunder.

     4.25 Operating Lease. The Operating Lease is in full force and effect and has not been modified or amended. There are no defaults under the Operating Lease and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under the Operating Lease. All rents, additional rents and other sums due and payable under the Operating Lease have been paid in full. No Borrower has commenced any action or given or received any notice for the purpose of terminating the Operating Lease.

     4.26 Ground Lease. The Ground Lease is in full force and effect and has not been modified or amended. There are no defaults under the Ground Lease on the part of Borrower as tenant or, to the best knowledge of Borrower, by the landlord thereunder, and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under the Ground Lease on the part of Borrower, or to the best knowledge of Borrower, by the landlord thereunder. All rents, additional rents and other sums due and payable under the Ground Lease have been paid in full. Neither Borrower nor the landlord under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity.

5.   COVENANTS

     Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

     5.1 Existence. Each Borrower and each Borrower Representative shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property owned by it.

     5.2 Taxes and Other Charges. Borrowers shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than 30 days before they would be delinquent if not paid (provided, however, that Borrowers need not pay

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

such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien against any Property, and shall promptly pay for all utility services provided to any Property. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that
(i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges,
(iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested, and
(vi) Borrowers shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

     5.3 Access to Properties. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

     5.4  Repairs; Maintenance and Compliance; Alterations.

          5.4.1 Repairs; Maintenance and Compliance. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrowers shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrowers shall notify Lender in writing within five (5) Business Days after any Borrower first receives notice of any such non-compliance. Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

          5.4.2 Alterations. Any Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect any Borrower's financial condition or the value or Net Operating Income of any Property and (iii) are in the ordinary course of such Borrower's business. No Borrower shall perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000 or which is likely to result in a decrease of Net Operating Income for the applicable Property by 2.5% or more for a period of 30 days or longer. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver

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

to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrowers shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and the applicable Franchise Agreement and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

     5.5 Performance of Other Agreements. Borrowers shall observe and perform each and every term to be observed or performed in all material respects by one or more Borrowers pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents.

     5.6 Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

     5.7 Further Assurances. Borrowers shall, at Borrowers' sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts as are commercially reasonable, necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender's request therefor given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and any Borrower Representative and (b) searches of title to one or more of the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

     5.8  Environmental Matters.

          5.8.1 Hazardous Substances. So long as one or more Borrowers own or are in possession of one or more of the Properties, each such Borrower shall (i) keep the Property owned or possessed by it free from Hazardous Substances (other than reasonable quantities of products used by Borrowers, Manager or any tenants in the ordinary course of such party's business and enclosed in containers sealed in accordance with applicable Environmental Laws) and in compliance with all Environmental Laws, (ii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near such Property, (B) such

Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("Lender's Consultant")), promptly after such Borrower becomes aware of same, at Borrowers' sole expense. Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

          5.8.2 Environmental Monitoring.

          (a) Borrowers shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrowers shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

          (b) Upon Lender's request, at any time and from time to time, Borrowers shall provide an inspection or audit of one or more Properties designated by Lender prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near such Property or Properties, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrowers (otherwise, such cost and expense shall be paid by Lender). Such inspections and audit may include soil bearings and ground water monitoring. If Borrowers fail to provide any such inspection or audit within 60 days after such request, Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Properties and a license to undertake such inspection or audit.

          (c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the applicable Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense upon request of Lender. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("Remedial Work"), Borrowers shall commence all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrowers, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrowers' expense. Notwithstanding the foregoing, Borrowers shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrowers, at their expense and after prior written notice to Lender, are contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither any Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in contest such Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither any Property nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrowers' failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrowers' failure to prevail in such contest.

          (d) No Borrower shall install or permit to be installed on any Property any underground storage tank.

     5.9 Title to the Properties. Borrowers will warrant and defend the title to the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

     5.10 Leases.

          5.10.1 Generally. Upon request, Borrowers shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's length transactions with bona fide, independent third-party tenants.

          5.10.2 Material Leases. No Borrower shall enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior

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written consent of Lender; provided, however, that the provisions for payment of rent from Leasehold Borrower to Fee Borrower in the Operating Lease may be adjusted or modified without the prior consent of Lender, if such adjustment or modification does not effect the rights or obligations of either Borrower under the Loan or the Loan Documents.

          5.10.3 Minor Leases. Notwithstanding the provisions of Section 5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term (together with all renewal options) of not less than three years or greater than ten years, (c) shall provide for automatic self-operative subordination to the Mortgages and, at Lender's option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Liens of the Mortgages to the Lease, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrowers shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrowers' certification that it has satisfied all of the conditions of the preceding sentence within ten days after the execution of the Lease.

          5.10.4 Additional Covenants with respect to Leases. Each Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Lease;
(iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of the applicable Borrower's commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

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

     5.11 Estoppel Statement. After request by Lender, Borrowers shall within ten Business Days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     5.12 Property Management.

          5.12.1 Management Agreement. Each Borrower shall (i) cause the Property owned by it to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other material notice, report and estimate received by such Borrower under its Management Agreement; and (v) promptly enforce the performance and observance, in all material respects, of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender's prior written consent, no Borrower shall (a) surrender, terminate, cancel, extend or renew its Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) reduce or consent to the reduction of the term of its Management Agreement; (c) increase or consent to the increase of the amount of any charges under its Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, its Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under its Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of a Borrower, or an Approved Manager.

          5.12.2 Termination of Manager. If (i) as of any Calculation Date, Borrowers fail to maintain an Actual Debt Service Coverage Ratio of at least 1.40:1 or (ii) an Event of Default shall be continuing, or (iii) Manager is in default under the Management Agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the Manager, Borrowers shall, at the request of Lender, terminate the Management Agreement and replace Manager with an Approved Manager or a replacement manager acceptable to Lender in Lender's discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and the applicable Rating Agencies. All calculations of the Debt Service Coverage Ratio for purposes of this Section 5.12.2 shall be subject to verification by Lender. Borrowers' failure to appoint an acceptable manager within forty five (45) days after Lender's request of Borrowers to terminate the Management Agreement shall constitute an immediate Event of Default. Borrowers may from time to time appoint a successor manager to manage the Properties, which successor manager and Management Agreement shall be an Approved Manager or shall be approved in writing by Lender in Lender's reasonable discretion and the applicable Rating Agencies.

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

     5.13 Special Purpose Bankruptcy Remote Entity. Each Borrower and each Borrower Representative shall at all times be a Special Purpose Bankruptcy Remote Entity. No Borrower shall directly or indirectly make any change, amendment or modification to its or its respective Borrower Representative's organizational documents, or otherwise take any action which could result in such Borrower or its respective Borrower Representative not being a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 5 hereto.

     5.14 Assumption in Non-Consolidation Opinion. Each Borrower and each Borrower Representative shall conduct their business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers' counsel in connection with the Loan, shall be true and correct in all respects.

     5.15 Change In Business or Operation of Properties. Borrowers shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Properties as hotel properties, or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to a Property).

     5.16 Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business.

     5.17 Affiliate Transactions. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the partners or members, as the case may be of any Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

     5.18 Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

     5.19 No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

     5.20 Principal Place of Business. No Borrower shall change its principal place of business or chief executive office without first giving Lender 30 days' prior notice.

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

     5.21 Change of Name, Identity or Structure. No Borrower shall change its name, identity (including its trade name or names) or such Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower's structure, without first obtaining the prior written consent of Lender. Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property or Properties owned by such Borrower, and representing and warranting that such Borrower does business under no other trade name with respect to the Property.

     5.22 Indebtedness. No Borrower shall directly or indirectly create, incur or assume any indebtedness other than the Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property owned by it which do not exceed, at any time, a maximum amount of 1% of the original amount of the Principal and are paid within thirty (30) days of the date incurred (collectively, "Permitted Indebtedness").

     5.23 Licenses. No Borrower shall Transfer any License required for the operation of the Property owned by it.

     5.24 Compliance with Restrictive Covenants, Etc. No Borrower will modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent may be granted or denied in Lender's sole discretion.

     5.25 ERISA.

          5.25.1.1 No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

          5.25.1.2 No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower to become "plan assets," whether by operation of law or under regulations promulgated under ERISA.

          5.25.1.3 Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) such Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

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

          (1) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. (S)2510.3-101(b)(2);

          (2) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. (S)2510.3-101(f)(2); or

          (3) such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. (S)2510.3-101(c) or (e).

     5.26 Prohibited Transfers.

          5.26.1 Generally. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

          5.26.2  Transfer and Assumption.

          (a) Notwithstanding the foregoing, but subject to the terms and satisfaction of all of the conditions precedent set forth in this Section 5.26.2, Borrowers shall have a one-time right to Transfer all (but not less than all) of the Properties (which have not theretofore been released pursuant to
Section 2.4.2) to another party (the "Transferee Borrower") and have the Transferee Borrower assume all of Borrowers' obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a "Transfer and Assumption"). Borrowers may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section
5.26.2. Together with such written application, Borrowers will pay to Lender the reasonable review fee then required by Lender. Borrowers also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

          (b) Lender's consent, which may be withheld in Lender's sole and absolute discretion, to a Transfer and Assumption shall be subject to the following conditions:

          (1)     No Default or Event of Default has occurred and is continuing;

          (2) Borrowers have submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Properties, Transferee Borrower, replacement guarantors and indemnitors and Borrowers;

          (3) Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

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

          (4) If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies;

          (5) If the Loan has not been the subject of a Secondary Market Transaction, then Lender shall have determined that no rating for any securities that would be issued in connection with such securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption;

          (6) Borrowers shall have paid all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender's costs and expenses in connection with the effecting the Transfer and Assumption;

          (7) Borrowers, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below; and

          (8) The identity, experience, and financial condition of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender.

          (c) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

          (1) Borrowers shall deliver to Lender an assumption fee in the amount of 1.00% of the then unpaid Principal;

          (2) Borrowers, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender's sole discretion;

          (3) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan;

          (4) Borrowers shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policies in form and substance acceptable to Lender, in Lender's reasonable discretion (the "Endorsement"); and

          (5) Borrowers shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys fees and

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

     expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

     5.27 Liens. Without Lender's prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in any Borrower or any Borrower Representative, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after any Borrower first receives notice of such Lien.

     5.28 Dissolution. No Borrower shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(ii) engage in any business activity not related to the ownership and operation of any Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents.

     5.29 Expenses. Borrowers shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers' and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements;
(iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Properties and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the Loan or any modification thereof and (ix) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrowers within ten days after demand may be paid from any amounts in the Deposit Account, with notice thereof to any Borrower. The obligations and liabilities of Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

     5.30 Indemnity. Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "Indemnified Party"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "Indemnified Liabilities") in any manner, relating to or arising out of or by reason of the Loan, including:
(i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (iv) ownership of any Mortgage, any Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

     5.31 Franchise Agreements. Each Borrower shall (i) cause the hotels located on its Properties to be operated pursuant to the applicable Franchise Agreement;
(ii) promptly perform and observe all of the covenants required to be performed and observed by it under the applicable Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
(iii) promptly notify Lender of any default under any Franchise Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreements; and (v) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the material covenants required to be performed and observed by the franchisor under the Franchise Agreements. Without Lender's prior consent, no Borrower shall (i) surrender, terminate or cancel any Franchise Agreement; (ii) reduce or consent to the reduction of the term of any Franchise Agreement; (iii) increase or consent to the increase of the amount of any charges under any Franchise Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Franchise Agreement or (v) suffer or permit the occurrence of continuance a default beyond any applicable cure period under any Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel such Franchise Agreement (or any successor franchise agreement). Notwithstanding anything to the contrary in this Section 5.31, Borrowers shall have the right to surrender, terminate or cancel one or more of the Franchise Agreements with respect to the applicable Property or Properties provided that
(a) Borrower shall enter into a new Franchise Agreement with an Approved Franchisor which new agreement shall be on such Approved Franchisor's then-current standard for or otherwise reasonably satisfactory to Lender and (B) such new agreement shall become effective immediately upon the expiration of Franchise Agreement which is being replaced and (C) Borrowers shall provide Lender with security to ensure the payment of any cancellation, termination or any other fees or costs fees payable in connection with the Franchise Agreement which is being replaced, together with any fees, expenses or costs (including PIP costs) incurred or payable in connection with the entry into the new Franchise Agreement, which security shall not be less than 125% of Lender's reasonable estimate of all such fees, expenses or costs.

     5.32 Operating Lease. Each Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the applicable Operating Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under any Operating Lease of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received or sent by it under the Operating Lease; and (v) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the material covenants required to be performed and observed by it under the Operating Lease. Without Lender's prior consent, no Borrower shall (i) surrender, terminate or cancel any Operating Lease; (ii) reduce or consent to the reduction of the term of any Operating Lease; (iii) increase or consent to the increase of the amount of any charges under any Operating Lease ; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Operating Lease or (v) suffer or permit the occurrence of continuance a default beyond any applicable cure period under any Operating Lease if such default permits any party thereto to terminate or cancel such Operating Lease.

     5.33 Ground Lease.

          5.33.1

Borrower shall:

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          (a)  pay when due any installment of fixed rent payable under the
Ground Lease;

          (b) pay additional rent or other charge payable under the Ground Lease prior to the expiration of the applicable grace period, and

          (c) observe and perform all other terms, covenants and conditions of the Ground Lease prior to the expiration of any applicable grace period provided therein.

          5.33.2

Borrower shall not:

          (a) cause or permit the occurrence of any event that would cause the Ground Lease to terminate without notice or action by the landlord thereunder or would entitle such landlord to terminate the Ground Lease and the term thereof by giving notice to Borrower;

          (b)  surrender the leasehold estate created by the Ground Lease;

          (c)  cause or permit the termination of Ground Lease; or

          (d) cause or permit any term of the Ground Lease to be modified or supplemented without Lender's consent.

6.   NOTICES AND REPORTING

     6.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mortgage Loan Department, Telecopier (203) 618-2052, with a copy to: Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Esq.,
Telecopier: (212) 836-8689; if to Borrowers: c/o Humphrey Hospitality Limited Partnership, 7170 Riverwood Drive, Columbia, Maryland 21043, Attention: Chief Financial Officer, Telecopier: (443) 259-4999, with a copy to: Gallagher, Evelius & Jones, 218 N. Charles Street, Suite 400, Baltimore, Maryland 21201,
Attention: Kevin J. Davidson, Esq., Telecopier: (410) 468-2786. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

     6.2 Borrower Notices and Deliveries. Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against any Borrower or any Borrower Representative which might

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materially adversely affect any Borrower's or any Borrower Representative's condition (financial or otherwise) or business or any Property; (ii) any material adverse change in any Borrower's or any Borrower Representative's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which any Borrower has knowledge; and (b) furnish and provide to
Lender: (i) any Securities and Exchange Commission or other public filings, if any, of any Borrower, any Borrower Representative, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrowers shall furnish to Lender (x) within ten days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of each Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within 30 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.

     6.3  Financial Reporting.

          6.3.1 Bookkeeping. Each Borrower shall keep on a calendar year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property owned by such Borrower, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of such Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

          6.3.2 Annual Reports. Key Principal shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of Key Principal's consolidated annual financial statements audited by a "big four" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP and containing balance sheets and statements of profit and loss for each Borrower and the Property owned by Borrower in such detail as Lender may request. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property owned by Borrower for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of tenants, if any, occupying more than twenty percent of the rentable space of the Property owned by such Borrower, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer's Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial

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

condition of the Property owned by such Borrower and has been prepared in accordance with GAAP and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

          6.3.3 Monthly Reports. Each Borrower shall furnish to Lender within 30 days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property owned by such Borrower during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property owned by such Borrower, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by such Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a statement that such Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property owned by such Borrower. Each such statement shall be accompanied by an Officer's Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of such Borrower and such Property in accordance with GAAP (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

          6.3.4 Other Reports. Each Borrower shall furnish to Lender, within ten Business Days after request, such further detailed information with respect to the operation of the Property owned by such Borrower and the financial affairs of such Borrower or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

          6.3.5 Annual Budget. During any Cash Management Period, each Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within forty five (45) days of the commencement of such Cash Management Period and on each November 30th of each subsequent year during the Term while such Cash Management Period continues, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Property owned by such Borrower for the succeeding (or remaining, as the case may be)calendar year (the "Annual Budget", and each Annual Budget approved by Lender is referred to herein as the "Approved Annual Budget")), and, promptly after preparation thereof, any revisions to such Annual Budget. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of such Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender, such operating expense budget shall be referred to herein as the "Approved

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

Operating Budget"), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender, such Capital Expense budget shall be referred to herein as the "Approved Capital Budget"). Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

          6.3.6 Breach. If any Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 6.3.6 within 45 days after the date upon which such Required Record is due, Borrowers shall pay to Lender, at Lender's option and in its discretion, an amount equal to $150 for each day and for each Required Record that is not delivered; provided Lender has given Borrowers at least 15 days prior notice of such failure. In addition, 45 days after any Borrower's failure to deliver any Required Records, Lender shall have the option, upon 15 days notice to Borrowers to gain access to such Borrower's books and records and prepare or have prepared at Borrowers' expense, any Required Records not delivered by such Borrower.

          6.3.7 Hotel Accounting. All monthly and other operating statements to be delivered by Borrowers hereunder shall be (and all accompanying Officer's Certificates shall state that they have been) prepared based upon the Uniform System of Accounts for Hotels, current edition.

7.   INSURANCE; CASUALTY; AND CONDEMNATION

     7.1  Insurance.

          7.1.1 Coverage. Subject to Section 7.1.3, each Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance with respect to the Property or Properties owned by such Borrower:

          (a) Property insurance insuring against loss or damage customarily included under so called "all risk" or "special form" policies including fire, lightning, flood, earthquake, vandalism, and malicious mischief, boiler and machinery and, if available and subject to subsection (j) below, coverage for damage or destruction caused by "War" or the acts of "Terrorists" (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure costs of demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sub-limit satisfactory to Lender). Each such insurance policy shall (i) be in an amount equal to the greatest of (A) 100% of the then replacement cost of the Improvements without deduction for physical depreciation, (B) 125% of the Allocated Loan Amount for such Property, and (C) such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies, (ii) have deductibles no greater than the lesser of $50,000 or 15% of the Allocated Loan Amount per occurrence (or, with respect to the Pella, Iowa Property,

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

$50,000), (iii) be paid annually in advance and (iv) contain an agreed amount replacement cost endorsement with a waiver of depreciation, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. If the insurance required under this subparagraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost to the Improvements and such tenant improvements in an amount to be subject to the consent of Lender, which consent shall not be unreasonably withheld. Lender shall be named Loss Payee on a Standard Mortgagee Endorsement. Notwithstanding anything to the contrary in this clause (a), Lender confirms that the current property insurance policy with respect to the Key Largo, Florida Property is acceptable to Lender prior to the renewal date of such policy, provided that upon renewal such policy shall comply with the provisions of this clause (a).

          (b) Flood insurance if such Property is in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone "A" & "V" Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to the greater of (A) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation) (B) the maximum limit of coverage available and (ii) have a maximum permissible deductible of $3,000.

          (c) Public liability insurance, including (i) "Commercial General Liability Insurance", (ii) "Owned", "Hired" and "Non Owned Auto Liability"; and
(iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year; together with at least $50,000,000 excess and/or umbrella liability insurance for any and all claims with deductibles no greater than $5,000; provided, however, that, with respect to any Property subject to the Federal Employers Liability Act, such deductibles shall be no greater than $25,000. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement and the other Loan Documents), "Products" and "Completed Operations Liability" coverage.1

          (d) Rental loss and/or business interruption insurance (i) with Lender being named as "Lender Loss Payee", (ii) in an amount equal to one hundred percent (100%) of the projected Net Operating Income from such Property during the period of restoration; and (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to such Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that such Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase. Notwithstanding anything to the contrary in this clause (d), Lender confirms that Borrower's current rental loss and/or business

_________________

/1/  GC to advise re limits and deductible.

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

interruption insurance policy is acceptable to Lender prior to the renewal date of such policy, provided that upon renewal such policy shall comply with the provisions of this clause (d).

          (e) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the greater of (i) $2,000,000. and (ii) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation).

          (f) Worker's compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement.

          (g) During any period of repair or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of such Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

          (h) Coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

          (i) Such other insurance (including environmental liability insurance, earthquake insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

          (j) Notwithstanding anything in subsection (a) above to the contrary, Borrowers shall be required to obtain and maintain coverage in their respective property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts provided that such coverage is commercially available. Borrowers shall obtain such coverage from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 (a "Qualified Carrier") or in the event that such coverage is not available from a Qualified Carrier, Borrowers shall obtain such coverage from the highest rated insurance company providing such coverage. If such coverage with respect to terrorist acts is available as aforesaid, Borrowers shall obtain and maintain such coverage in an amount equal to 100% of the "Full Replacement Cost" of such Borrower's Property.

          7.1.2 Policies. Subject to Section 7.1.3, all policies of insurance (the "Policies") required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "A" or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:X or better in the current Best's Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance) or an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems

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reasonably necessary or desirable to protect its interest, including (A)
endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insured. Borrowers shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrowers do not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrowers shall deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

          7.1.3 Modification of Insurance Requirements. Notwithstanding anything to the contrary in Sections 7.1.1 or 7.1.2, in the event that after the date hereof any of the requirements relating to the insurance coverage or companies issuing the Policies set forth in such Sections 7.1.1 or 7.1.2 (collectively, "Insurance Requirements") cannot be complied with by Borrowers on a commercially available basis, Lender may, in its sole and absolute discretion, agree to waive or reduce such Insurance Requirements, based upon insurance requirements that are then being required by Lender for comparable properties with financing arrangements similar to those set forth in this Agreement which are intended to be sold by Lender into a securitization.

     7.2  Casualty.

          7.2.1 Notice; Restoration. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected

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

Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

          7.2.2 Settlement of Proceeds. If a Casualty covered by any of the Policies (an "Insured Casualty") occurs where the loss does not exceed $500,000, provided no Default or Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the "Proceeds"). In the event of an Insured Casualty where the loss equals or exceeds $500,000 (a "Significant Casualty"), Lender may, subject to the Ground Lease and otherwise in its commercially reasonable discretion, settle and adjust any claim without the consent of any Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The reasonable expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand, but only to the extent such expenses exceed the amount of such Proceeds. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to Lender's satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied repay the Debt in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to pay the Debt in full.

     7.3  Condemnation.

          7.3.1 Notice; Restoration. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

          7.3.2 Collection of Award. Subject to the Ground Lease, Lender is hereby irrevocably appointed as each Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "Award") and to make any compromise, adjustment or settlement in

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connection with such Condemnation. Notwithstanding anything to the contrary in the immediately preceding sentence, Lender shall not execute any document as attorney-in-fact of Borrowers unless (x) Borrowers shall have failed or refused to execute the same within five (5) Business Days after Lender's request therefor, or (y) in Lender's good faith determination it would be materially prejudiced by the delay involved in making such a request. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrowers shall cause any Award that is payable to Borrower to be paid directly to Lender. Subject to the Ground Lease, Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

     7.4  Application of Proceeds or Award.

          7.4.1 Application to Restoration. Subject to the provisions of the Ground Lease, if an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the 15% of the Allocated Loan Amount for the affected Property, (ii) in the reasonable judgment of Lender, the affected Property can be restored within eighteen months, and prior to six months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and
(iii) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the affected Property (the "Restoration"), in the manner set forth herein. Borrowers shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property will be at least equal to the sum of the operating expenses and Debt Service for such Property, as reasonably determined by Lender.

          7.4.2 Application to Debt. Except as provided in Section 7.4.1 or in the Ground Lease, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal

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and (iii) other charges due under the Note and/or any of the other Loan
Documents, or applied to reimburse Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrowers shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.

          7.4.3 Procedure for Application to Restoration. If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration,
(ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrowers' expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrowers. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrowers.

          7.4.4 Ground Lease. If Lender shall have the right or option hereunder to apply Proceeds or an Award to payment of the Debt, but, because of any controlling provision in the Ground Lease that requires application thereof to restoration of the Property, such Proceeds or Award must be applied to restoration, then any such application to restoration shall constitute an Event of Default hereunder.

8.   DEFAULTS

     8.1 Events of Default. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

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     (a)  any portion of the Debt is not paid when due or any other amount under
Section 3.11(a)(i) through (viii) is not paid in full on each Payment Date (provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default);

     (b) any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to Borrowers' right to contest Taxes in accordance with Section 5.2;

     (c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request (unless Lender has failed to pay Insurance Premiums as provided in Section 3.3);

     (d)  a Transfer other than a Permitted Transfer occurs;

     (e) any representation or warranty made by any Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

     (f) any Borrower or any Borrower Representative or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

     (g) a receiver, liquidator or trustee shall be appointed for any Borrower or any Borrower Representative or Guarantor; or any Borrower or any Borrower Representative or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or any Borrower Representative or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower or any Borrower Representative or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower or its respective Borrower Representative or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 90 days;

     (h)  any Borrower breaches any covenant contained in Sections 5.12.1 (a) -
(f), 5.13, 5.15, 5.22, 5.25 or 5.28;

     (i) except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any of portion of any of the Improvements without the prior written consent of Lender;

     (j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if

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the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

     (k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

     (l) a default has occurred and continues beyond any applicable cure period under any Franchise Agreement (or any successor franchise agreement) if such default permits the Franchisor to terminate or cancel such Franchise Agreement (or any successor franchise agreement), unless Borrower has replaced such Franchise Agreement with a Franchise Agreement with an Approved Franchisor in accordance with the provisions of Section 5.31;

     (m) a default has occurred and continues beyond any applicable cure period under any Operating Lease if such default permits any party thereto to terminate or cancel such Operating Lease;

     (n) failure of Borrower or Manager to cause Rents to be deposited into the Clearing Account in accordance with Section 3.1;

     (o) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrowers' counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;

     (p) Borrower shall default in the observance or performance of any other term, covenant or condition of the Ground Lease and such default is not cured within 20 days prior to the expiration of any applicable grace period provided therein; or any event shall occur that would cause the Ground Lease to terminate without notice or action by the landlord thereunder or would entitle such landlord to terminate the Ground Lease and the term thereof by giving notice to Borrower; or the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstance whatsoever; or any term of the Ground Lease shall be modified or supplemented without Lender's consent;

     (q) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrowers (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrowers (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 90 days.

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     8.2  Remedies.

          8.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any or all Borrowers and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in paragraph
(f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

          8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part of any Property, in its discretion.

          8.2.3 Severance. Upon the occurrence of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower

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hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof. Notwithstanding anything to the contrary in the immediately preceding sentence, Lender shall not execute any document as attorney-in-fact of Borrowers unless (x) Borrowers shall have failed or refused to execute the same within five (5) Business Days after Lender's request therefor, or (y) in Lender's good faith determination it would be materially prejudiced by the delay involved in making such a request.

          8.2.4 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage to the extent necessary to foreclose on all or less than all or less than all of any portion of any Property, the Rents, the Cash Management Accounts or any other collateral.

          8.2.5 Lender's Right to Perform. Upon the occurrence of an Event of Default, if any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrowers' receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

9.   SPECIAL PROVISIONS

     9.1 Sale of Note and Secondary Market Transaction.

          9.1.1 General; Borrower Cooperation. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Loan to one or more investors or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages (each such sale, assignment, participation and/or securitization is referred to herein as a "Secondary Market Transaction"). In connection with any Secondary Market Transaction, Borrowers shall, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist

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Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (a) to (i) provide such financial and other information with respect to the Properties, Borrowers and their Affiliates, Manager and any tenants of the Properties, (ii) provide business plans and budgets relating to the Properties and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Properties, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the "Provided Information"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Properties, Borrowers and their Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Properties, Borrowers and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrowers and each Borrower Representative from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrowers' organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in a material economic change in the transaction. Borrowers shall not be required to incur any material cost or expense in connection with a Secondary Market Transaction. Borrowers' cooperation obligations set forth herein shall continue until the Loan has been paid in full.

          9.1.2 Use of Information. Borrowers understand that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrowers shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrowers, Manager and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

          9.1.3 Borrower Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrowers shall: (a) if requested by Lender, certify in

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writing that Borrowers have carefully examined those portions of such Disclosure
Document, pertaining to Borrowers, the Properties, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and
(b) indemnify (in a separate instrument of indemnity, if so requested by Lender)
(i) any underwriter, syndicate member or placement agent (collectively, the "Underwriters") retained by Lender or its issuing company affiliate (the "Issuer") in connection with a Secondary Market Transaction, (ii) Lender and
(iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "Registration Statement"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or
Section 30 of the Exchange Act (collectively within (iii), the "GCM Group"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the GCM Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrowers, Manager, the Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading; provided, however, that Borrowers shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrowers identified to Lender in writing at the time of Borrowers' examination of such Disclosure Document.

          9.1.4 Borrower Indemnity Regarding Filings. In connection with filings under the Exchange Act, Borrowers shall (i) indemnify Lender, the GCM Group and the Underwriter Group for any Liabilities to which Lender, the GCM Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the GCM Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, GCM Group or the Underwriter Group in connection with defending or investigating the Liabilities.

          9.1.5 Indemnification Procedure. Promptly after receipt by an indemnified party under Section 9.1.3 or 9.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrowers, such indemnified party shall notify Borrowers in writing of such commencement, but the omission to so notify Borrowers will not relieve Borrowers from any liability that they may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrowers. If any action is brought against any indemnified party, and it notifies Borrowers of the commencement thereof,

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Borrowers will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrowers to such indemnified party under this Section 9.1.5, Borrowers shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrowers and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrowers, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrowers shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

          9.1.6 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9.1.3 or 9.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or 9.1.4, Borrowers shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the GCM Group's and Borrowers' relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

          9.1.7 Rating Surveillance. Lender will retain the Rating Agencies to provide rating surveillance services on Securities. The pro rata expenses of such surveillance will be paid for by Borrowers based on the applicable percentage of such expenses determined by dividing the then outstanding Principal by the then aggregate outstanding amount of the pool created in the Secondary Market Transaction which includes the Loan.

          9.1.8 Severance of Loan. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgages to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrowers (i.e., a senior

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loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Lender, Borrowers (and Borrowers' constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.

10.  MISCELLANEOUS

          10.1 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against a Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage or to exercise its remedies against all or any of the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "Borrowers' Recourse Liabilities"): (a) fraud or intentional misrepresentation by any Borrower, any Borrower Representative or Guarantor in connection with obtaining the Loan; (b) physical waste of any Property or any portion thereof (to the extent committed by, on behalf of, or with the express or implied consent of any Borrower or Manager), or after an Event of Default, the removal or disposal of any portion of any Property; (c) any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to any Property not applied in accordance with the provisions of the Loan Documents (except to the extent that a Borrower did not have the legal right, because of a

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bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments); (d) all Rents of any Property received or collected by or on behalf of any Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of such Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums); (e) misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by any Borrower for the benefit of another party; (f) the failure to pay Taxes, provided Borrowers shall not be liable to the extent funds to pay such amounts are available in the Tax and Insurance Subaccount and Lender failed to pay same; or (g) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8, and clauses (viii) through (xi) of Section 5.30.

          Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrowers as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrowers in the event that one or more of the following occurs (each, a "Springing Recourse Event"): (i) an Event of Default described in
Section 8.1(d) shall have occurred or (ii) a breach of the covenants set forth in Section 5.13, or (iii) the occurrence of any condition or event described in either Section 8.1(f) or Section 8.1(g) and, with respect to such condition or event described in Section 8.1(g), either any Borrower, any Borrower Representative, Guarantor or any Person owning an interest (directly or indirectly) in any Borrower, any Borrower Representative or Guarantor consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event.

     10.2 Brokers and Financial Advisors. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Preston Partners, Inc., whose fee shall be paid by Borrowers. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

     10.3 Retention of Servicer. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall pay any reasonable fees and expenses of the Servicer in connection with a

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release of any Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer hereunder on behalf of Lender.

     10.4 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrowers' covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

     10.5 Lender's Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     10.6 Governing Law.

          (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW

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YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE
TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     10.7 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

     10.8 Trial by Jury. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN

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KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO
ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

     10.9 Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

     10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.11 Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

     10.12 Waiver of Notice. No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

     10.13 Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers' sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrowers' behalf.

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     10.14 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

     10.15 Offsets, Counterclaims and Defenses. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

     10.16 Publicity. All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the GCM Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without any Borrower's approval.

     10.17 No Usury. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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     10.18 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

     10.19 No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

     10.20 Yield Maintenance Premium. Borrowers acknowledge that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender's acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrowers agree that, except as expressly provided in Section 7, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by one or more Borrowers, by a Person on behalf of one or more Borrowers, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrowers further acknowledge that (A) they are knowledgeable real estate developers and/or investors; (B) they fully understand the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers' obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrowers also acknowledge that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrowers to Lender for the making of the Loan except as expressly permitted hereunder.

     10.21 Assignment. The Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. No Borrower may assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

     10.22 Cross Default; Cross Collateralization. Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater

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value as collateral security than the sum of the Properties taken separately.
Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

     10.23 Joint and Several. Each of the Borrowers shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document.

     10.24 Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     10.25 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                         [No Further Text on This Page]

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          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                      SOLOMONS BEACON INN LIMITED
                                      PARTNERSHIP, a Maryland limited
                                      partnership

                                      By:  Solomons GP, LLC, its general partner


                                      By:  /s/ George R. Whittemore
                                           -------------------------------------
                                           Name:  George R. Whittemore
                                           Title: President

                                      TRS SUBSIDIARY, LLC, a Delaware limited
                                      liability company

                                      By:  TRS Leasing, Inc., its sole member


                                      By:  /s/ George R. Whittemore
                                           -------------------------------------
                                           Name:  George R. Whittemore
                                           Title: President

                                      GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                      INC., a Delaware corporation


                                           By:  /s/ Brett R. Kaplan
                                                --------------------------------
                                                Name:  Brett R. Kaplan
                                                Title: Senior Vice President

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